Exhibit 10.1
[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Confidential         Execution Version

Confidential         Execution Version

License and Collaboration Agreement
by and between
NewLink Genetics Corporation
and
NewLink Global
and
Genentech, Inc.
and
F. Hoffmann-La Roche Ltd

October 16, 2014

Exhibit 10.1
Confidential         Execution Version

LICENSE AND COLLABORATION AGREEMENT
This LICENSE AND COLLABORATION AGREEMENT (this “Agreement”) is made as of October 16, 2014 (the “Execution Date”), by and between NewLink Global, an exempted company organized and existing under the laws of the Cayman Islands, having its principal place of business at Grand Cayman, Cayman Islands (“NGC”), NewLink Genetics Corporation, a corporation organized and existing under the laws of Delaware, having its principal place of business at 2503 South Loop Drive, Ames, Iowa 50010 (“NLNK”) (NGC and NLNK collectively, “NewLink”), and Genentech, Inc., a corporation organized and existing under the laws of Delaware, having its principal place of business at 1 DNA Way, South San Francisco, California 94080 USA (“GNE”), and F. Hoffmann-La Roche Ltd, a corporation organized and existing under the laws of Switzerland, having its principal place of business at Grenzacherstrasse 124, CH 4070 Basel, Switzerland (“Roche”) (GNE and Roche, collectively, “Genentech”). NewLink and Genentech are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS
WHEREAS, NewLink controls certain patents and know-how relating to its proprietary program regarding inhibitors of the IDO Target and TDO Target (as defined below), including patents and know-how covering the lead compound NLG919 and other compounds that are inhibitors of one or both targets;
WHEREAS, Genentech is a pharmaceutical company with expertise in developing and commercializing pharmaceutical products; and
WHEREAS, Genentech wishes to obtain from NewLink the exclusive rights to develop and commercialize such compounds, and NewLink wishes to grant such rights to Genentech, all under the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Genentech and NewLink hereby agree as follows:

Article 1
DEFINITIONS
The terms in this Agreement with initial letters capitalized shall have the meanings set forth below, or the meaning as designated in the indicated places throughout this Agreement.
1.1    “Accounting Standard” means, with respect to Genentech, the then-current generally accepted accounting principles in the United States, or International Financial Reporting Standards (IFRS), whichever is currently used as the standard financial accounting guideline at the applicable time by, and as consistently applied by Genentech or its Sublicensee, as applicable.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

1.2    “Active Ingredient” means the clinically active molecule(s) that provide pharmacological activity in a pharmaceutical product (excluding formulation components such as coatings, stabilizers, excipients or solvents, adjuvants or controlled release technologies).
1.3    “Advanced Reversion Product” means any product that contains a Reversion Compound [*] to the [*].
1.4    “Affiliate” means, with respect to a Party, any Person that controls, is controlled by, or is under common control with that Party. For the purpose of this definition only, “control” (including, with correlative meaning, the terms “controlled by” and “under the common control”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such Person, whether by the ownership of more than fifty percent (50%) of the voting stocking of such Person, by contract or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, Chugai Pharmaceutical Co., Ltd, (for purposes of this definition, “Chugai”) and all business entities controlled by Chugai shall not be considered Genentech’s Affiliates, unless and until Genentech elects to include one or more of such business entities as an Affiliate, by providing written notice to NewLink of such election.
1.5    “Alliance Manager” is defined in Section 2.1.
1.6    “Business Day” means a day other than a Saturday, Sunday or a day that is a bank holiday in the U.S.
1.7    “Change of Control” means, with respect to a Party, (a) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, or (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s business to which the subject matter of this Agreement relates.
1.8    “Claims” means all Third Party demands, claims, actions, suits, proceedings, demands or judgments.
1.9    “Collaboration” means the collaboration of the Parties with respect to the Research of the Licensed Compounds and the Development and Commercialization of the Licensed Products in the Field, as and to the extent set forth in this Agreement.
1.10    “Collaboration Intellectual Property” means any information, discoveries, improvements, modifications, processes, methods, designs, protocols, formulas, data, inventions, algorithms, forecasts, profiles, strategies, plans, results, know-how and trade secrets, patentable or otherwise, that is discovered, generated, conceived and/or reduced to practice by or on behalf either Party (including its Affiliates, employees, agents and contractors), whether solely or jointly, in the

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

course of or as a result of the performance of the Next Gen Research Program, including all rights, title and interest in and to the intellectual property rights therein and thereto.
1.11    “Collaboration Know-How” means Know-How that is within the Collaboration Intellectual Property.
1.12    “Collaboration Patents” means Patent Rights that claim any Collaboration Intellectual Property.
1.13    “Combination Product” is defined in Section 1.78 (definition of “Net Sales”).
1.14    “Commercialize” or “Commercialization” means all activities directed to commercial manufacturing, marketing, promoting, advertising, exhibiting, distributing, detailing or selling a Licensed Product in the Field (including importing and exporting activities in connection therewith).
1.15    “Commercially Reasonable Efforts” means: (a) where applied to carrying out specific tasks and obligations of a Party under this Agreement, [*] as such Party [*]; and (b) where applied to activities relating to Research of a Next Generation Compound, or the Development and/or Commercialization of a Licensed Product, [*]. For clarity, [*] shall include [*] to a [*], such as [*], provided that [*].
1.16    “Committee” means the JRC, any JDT or any subcommittee established under Sections 2.2 and 2.3, as applicable. The activities to be performed by each Committee shall solely relate to governance under this Agreement, and are not intended to be or involve the delivery of services.
1.17    “Compound” means a compound (a) with a [*], (b) that binds to and inhibits the activity of one or both of the IDO Target and TDO Target, with an IC50 of [*] in the applicable Enzymatic Assay, and (c) that is [*] the inhibition of one or both of the IDO Target or TDO Target, including NLG919, but excluding Indoximod.
1.18    “[*]” shall mean [*].
1.19    “[*]” is defined in [*].
1.20    “Confidential Information” of a Disclosing Party means all Know-How, unpublished patent applications and other non-public information and data of a financial, commercial, business, operational or technical nature of such Disclosing Party or its Affiliate that is disclosed by or on behalf of such Disclosing Party or any of its Affiliates or otherwise made available to the Receiving Party or any of its Affiliates, in each case in connection with this Agreement or the Confidentiality Agreement, whether made available orally, visually, in writing or in electronic form. In addition, and notwithstanding anything to the contrary in this Agreement, the terms and conditions of this Agreement, the Next Gen Research Plan, the Initial Development Plan, any information relating to the Next Gen Research Program, any materials or information

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

provided pursuant to Section 5.9, and all Collaboration Intellectual Property shall be deemed the Confidential Information of both Parties.
1.21    “Confidentiality Agreement” is defined in Section 14.9.
1.22    “Control” or “Controlled” means the possession by a Party (whether by ownership, license or otherwise) of, (a) with respect to any tangible Know-How, the legal authority or right to physical possession of such tangible Know-How, with the right to provide such tangible Know-How to the other Party on the terms and conditions set forth herein, or (b) with respect to Patent Rights, intangible Know-How or other intellectual property rights, the legal authority or right to grant a license, sublicense, access or right to use (as applicable) under such Patent Rights, intangible Know-How or other intellectual property rights to the other Party on the terms and conditions set forth herein, in each case of (a) and (b) without breaching the terms of any agreement with a Third Party.
1.23    “Co-Promote” and “Co-Promotion” means promotional activities directed to healthcare professionals in the furtherance of the Commercialization of Licensed Products or Subsequent Products.
1.24    “Co-Promotion IP Rights” means any [*] for [*], to the extent [*].
1.25    “Co-Promotion Plan” means the commercialization plan which includes sales force allocation, [*], the Parties’ commercialization responsibilities, and sales effectiveness metrics.
1.26     “Co-Promotion Territory” means the United States.
1.27    “Covered by” or “Cover,” or the like, means, with respect to a given Licensed Product (or Subsequent Product, or Reversion Product, as applicable), that the [*] Licensed Product (or Subsequent Product, or Reversion Product, as applicable) (including the Licensed Compound (or Subsequent Compound, or Reversion Compound, as applicable) contained therein) is claimed by a Valid Claim.
1.28     “Develop” or “Development” means all development activities for any Licensed Product that are directed to obtaining Marketing Approval(s) of such Licensed Product, including: all non-clinical, preclinical and clinical activities, testing and studies of such Licensed Product; manufacturing development, process and formulation development; toxicology, pharmacokinetic, pharmacodynamic, drug-drug interaction, safety, tolerability and pharmacological studies; distribution of such Licensed Product for use in clinical trials (including placebos and comparators); statistical analyses; and the preparation, filing and prosecution of any MAA for such Licensed Product; development activities directed to label expansion (including prescribing information) and/or obtaining Marketing Approval for one or more additional Indications following initial Marketing Approval; development activities conducted after receipt of Marketing Approval which were a condition for the receipt of such Marketing Approval; and pharmacoeconomic studies relating to the Indication for which the applicable Licensed Product is being developed; in each case above, including investigator- and/or institution-sponsored studies for which a Party is providing material

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

or assistance or otherwise has written obligations to such investigator and/or institution; and all regulatory activities related to any of the foregoing.
1.29    “Development Costs” means [*] incurred by or on account of a Party in performing Development in accordance with the Development Plan.
1.30    “Development Plan” is defined in Section 5.3(a).
1.31    “Disclosing Party” is defined in Section 9.1(a).
1.32    “Dispute” means any controversy, claim or legal proceeding arising out of or relating to this Agreement, or the breach, termination or invalidity thereof. Notwithstanding the foregoing, Disputes shall not include any disagreements solely about decisions for which one Party has final decision making authority under this Agreement.
1.33    “Dollars” means the U.S. dollar, and “$” shall be interpreted accordingly.
1.34    “Effective Date” means the date this Agreement becomes effective, as determined in accordance with Section 14.19.
1.35    “EMA” means the European Medicines Agency or any successor entity thereto.
1.36    “Enzymatic Assay” means, with respect to the IDO Target, the assay described in [*], which is a method adapted from [*] and, with respect to the TDO Target, the assay described in the assay described in [*], which is a method adapted from [*]. Enzymatic Assay shall also include [*] of the enzyme reactions or [*], as agreed upon by the JRC. Any IC50's of control compounds measured [*] should fall [*] using the references listed above.
1.37    “EU” or “European Union” means (a) the European Union and its member states as of the Execution Date, which are: Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, and the United Kingdom, and (b) each of their successors to the extent such successors occupy the same territory.
1.38    “Executive Officer” means, in the case of Genentech, its [*] and in the case of NewLink, the Chief Executive Officer or President of NLNK.
1.39     “FDA” means the United States Food and Drug Administration or any successor entity thereto.
1.40    “Field” means any use.
1.41    “Filing” of an MAA means the acceptance by a Regulatory Authority of an MAA for filing and review, if applicable, or otherwise the submission of such MAA.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

1.42    “First Commercial Sale” means, with respect to any Licensed Product in any country or jurisdiction, the first invoiced sale of such Licensed Product by Genentech or its Affiliate or Sublicensee to a Third Party for distribution, use or consumption in such country or jurisdiction after the Marketing Approvals have been obtained for such Licensed Product in such country or jurisdiction.
1.43    “FTE” means the equivalent of a full-time individual’s work for a twelve (12) month period (consisting of a total of [*] hours per year of dedicated effort). Any person who devotes more or less than [*] hours per year on the applicable activities shall be treated as an FTE on a pro-rata basis, based upon the actual number of hours worked by such person on such activities, divided by [*]; provided, however, that [*]. FTE activities shall not include [*] or [*].
1.44    “FTE Rate” means an initial rate of [*] Dollars ($[*]) per FTE per year for NewLink, which shall in each case apply through [*]. Thereafter, the FTE Rate shall be changed annually on a calendar year basis to reflect [*] in the [*] (based on [*] from the [*] to the [*]).
1.45    “Genentech Indemnitee” is defined in Section 12.1.
1.46    “Genentech Know-How” means all Know-How that is (a) Controlled by Genentech or its Affiliates as of the Execution Date or that comes into the Control of Genentech, its Affiliates or Sublicensees after the Execution Date and during the term of this Agreement, and (b) reasonably necessary or useful for the Research of any Compound or the Development or Commercialization of any Licensed Product or Subsequent Product. For clarity, Genentech Know-How shall include Genentech’s interest in any Collaboration Know-How.
1.47    “Genentech Patents” means any Patent Right that is (a) Controlled by Genentech or its Affiliates as of the Execution Date or that comes into the Control of Genentech, its Affiliates or Sublicensees after the Execution Date and during the term of this Agreement, and (b) reasonably necessary or useful for the Research of any Compound or the Development or Commercialization of any Licensed Product or Subsequent Product. For clarity, Genentech Patents shall include Genentech’s interest in any Collaboration Patents.
1.48    “Genentech Reversion Technology” means Genentech Technology that both (a) [*] with respect to [*], and (b) [*].
1.49    “Genentech Technology” means Genentech Know-How and Genentech Patents.
1.50    “Generic Product” means, with respect to a Licensed Product in a particular country, or region any pharmaceutical product that [*] is sold in such country or region by a Third Party that is not a licensee of Genentech or its Affiliates or Sublicensees and did not purchase such product in a chain of distribution that included any of Genentech or its Affiliates or Sublicensees.
1.51    “GRRI” means Georgia Regents Research Institute, Inc., which was formerly known as Georgia Health Sciences University Research Institute, Inc. and as Medical College of Georgia Research Institute, Inc.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

1.52    “GRRI License Agreement” means that certain License Agreement between GRRI and NLNK dated September 13, 2005, as amended.
1.53    “Governmental Authority” means any federal, state, national, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).
1.54    “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder.
1.55    “HSR Conditions” means the following conditions, collectively: (a) the waiting period under the HSR Act shall have expired or earlier been terminated; (b) no injunction (whether temporary, preliminary or permanent) prohibiting consummation of the transaction contemplated by this Agreement or any material portion hereof shall be in effect; (c) no judicial or administrative proceeding opposing consummation of all or any part of this Agreement shall be pending; and (d) no requirements or conditions shall have been imposed by the United States Department of Justice or Federal Trade Commission (as applicable) in connection with the filings by the Parties under the HSR Act, other than requirements or conditions that are satisfactory to the Party on whom such requirements or conditions are imposed.
1.56    “HSR Filing” means filings with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the subject matter of this Agreement, together with all required documentary attachments thereto.
1.57    “IDO Target” means [*].
1.58     “IND” means any investigational new drug application, clinical trial application, clinical trial exemption or similar or equivalent application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.
1.59    “Indemnified Party” is defined in Section 12.3.
1.60    “Indemnifying Party” is defined in Section 12.3.
1.61    “Indication” means any separately defined, well-categorized class of human disease, syndrome or medical condition [*]. Each different [*] shall be a separate Indication; however each different [*] will not be considered a separate Indication.
1.62    “Indoximod” means NewLink’s proprietary small molecule IDO pathway inhibitor known as of the Execution Date as indoximod, or 1-methyl-D-tryptophan, with the chemical structure as set forth in Exhibit A, or any, enantiomer, polymorph, salt form, base, acid, racemate, isomer, diastereomer, tautomer, solvate, hydrate, ester or Known Prodrug thereof.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

1.63    “Initial Development Plan” is defined in Section 5.2.
1.64    “Initiation” means, with respect to a clinical trial of a Licensed Product, the first dosing of the first human subject for such clinical trial.
1.65    “Joint Development Budget” is defined in Section 5.3(a).
1.66    “Joint Development Team” or “JDT” is defined in Section 2.3.
1.67    “Joint Research Committee” or “JRC” is defined in Section 2.2.
1.68    “Know-How” means any information and materials, including discoveries, improvements, modifications, processes, methods, assays, designs, protocols, formulas, data, inventions, algorithms, forecasts, profiles, strategies, plans, results, know-how and trade secrets (in each case, patentable, copyrightable or otherwise), but excluding any Patent Rights.
1.69    “Known Prodrug” means a drug product that [*], and is [*] which is [*], such as [*] of the drug. For clarity, [*].
1.70    “Law” means any federal, state, local, foreign or multinational law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any order by any Governmental Authority, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.
1.71    “Licensed Compound” means NLG919 or any Next Generation Compound.
1.72    “Licensed Product” means any pharmaceutical product containing a Licensed Compound, alone or in combination with other Active Ingredients, in any formulation or dosage form and for any mode of administration.
1.73    “LIMR” means the Lankenau Institute for Medical Research.
1.74    “LIMR License Agreements” means (a) that certain Exclusive License Agreement between LIMR and NLNK dated July 7, 2005, as amended, (b) that certain Exclusive License Agreement between LIMR and NLNK dated April 23, 2009.
1.75    “MAA” or “Marketing Authorization Application” means an application to the appropriate Regulatory Authority for approval to commercially sell a Licensed Product (but excluding pricing approval) in the Field in a particular jurisdiction (including, without limitation, a New Drug Application in the U.S.) and all amendments and supplements thereto.
1.76    “Major EU Country” means [*] and [*].
1.77    “Marketing Approval” means all approvals necessary for the commercial sale of a Licensed Product in the Field in a given country or regulatory jurisdiction, including, where applicable, pricing or reimbursement approval in such country.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

1.78    “Net Sales” shall mean, for a Licensed Product in a particular period, the amount calculated by subtracting from the Sales of such Licensed Product for such period: (i) [*]; (ii) [*]; (iii) [*]; and (iv) [*]. Notwithstanding the foregoing, solely for the purpose of calculating Net Sales under this Agreement, any [*] on Licensed Product sold to a Third Party shall be no greater, on a [*] based on the gross selling price prior to discount, than the [*] applied on the [*] sold for use in [*] Licensed Product to a Third Party for the applicable accounting period.  “Genentech Combined Product” means any [*] (other than a Licensed Product) that has received Marketing Approval for use [*] with Licensed Product.
If a Licensed Product either (i) [*]; or (ii) is [*] (in either case ((i) or (ii)), a “Combination Product”), the Net Sales of such Licensed Product for the purpose of calculating royalties and sales-based milestones owed under this Agreement for sales of such Licensed Product, shall be determined as follows: first, [*] where A is the invoice price of such Licensed Product, if sold separately, and B is the total invoice price of the other Active Ingredient(s) in such Combination Product if sold separately. [*], then the adjustment to Net Sales shall be determined by the Parties in good faith to reasonably reflect the fair market value of the contribution of such Licensed Product in such Combination Product to the total fair market value of such Combination Product.
With respect to any sale of any Licensed Product in a given country for any substantive consideration other than monetary consideration on arm’s length terms (which has the effect of reducing the invoiced amount below what it would have been in the absence of such non-monetary consideration), for purposes of calculating the Net Sales, such Licensed Product shall be deemed to be sold exclusively for cash at the average Net Sales price charged to Third Parties for cash sales of such Licensed Product in such country during the applicable reporting period (or if there were only de minimis cash sales in such country, at the fair market value as determined in good faith based on pricing in comparable markets). Notwithstanding the foregoing, Net Sales shall not include amounts (whether actually existing or deemed to exist for purposes of calculation) for Licensed Products distributed for use in clinical trials.
Net Sales shall be calculated on an accrual basis, in a manner consistent with Genentech’s accounting policies for external reporting purposes, as consistently applied, in accordance with the then currently used Accounting Standard.
1.79    “NewLink Combination Therapy” means a combination therapeutic regimen that includes the administration of a Licensed Product and the administration of a NewLink HyperAcute Vaccine.
1.80    “NewLink HyperAcute Vaccine” means [*].
1.81    “NewLink Indemnitee” is defined in Section 12.2.
1.82    “NewLink Know-How” means all Know-How that is (a) Controlled by NewLink or its Affiliates as of the Execution Date or that comes into the Control of NewLink or its Affiliates after the Execution Date and during the Restriction Period, and (b) reasonably necessary or useful for the Research of any Compound, or the Development or Commercialization of any Licensed Product, but excluding all Know-How under the GRRI License Agreement and LIMR License

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

Agreements. For clarity, NewLink Know-How shall include NewLink’s interest in any Collaboration Know-How. Notwithstanding the foregoing, in the event of a Change of Control of NewLink, the NewLink Know-How shall not include any Know-How that is (1) owned or controlled by a Third Party described in the definition of “Change of Control” [*] and existing prior to or as of the closing of such Change of Control, or (2) developed after such Change of Control without the use of the NewLink Know-How in existence prior to the closing of such Change of Control, or (3) developed after such Change of Control and not directly related to the Licensed Product or the Compound used therein.
1.83    “NewLink Patents” means any Patent Right that is (a) Controlled by NewLink or its Affiliates as of the Execution Date or that comes into the Control of NewLink or its Affiliates after the Execution Date and during the Restriction Period, and (b) reasonably necessary or useful for the Research of any Compound, or the Development or Commercialization of any Licensed Product, but excluding all Patent Rights under the GRRI License Agreement and LIMR License Agreements. For clarity, NewLink Patents shall include NewLink’s interest in any Collaboration Patents. Notwithstanding the foregoing, (i) in the event of a Change of Control of NewLink, the NewLink Patents shall not include any Patent Right owned or controlled by a Third Party described in the definition of “Change of Control” [*] and (1) existing prior to or as of the closing of such Change of Control, (2) existing after the closing of such Change of Control and claiming inventions made prior to the closing of such Change of Control or (3) claiming only inventions made after such Change of Control without the use of the NewLink Know-How or NewLink Patents in existence prior to the closing of such Change of Control.
1.84    “NewLink Technology” means NewLink Patents and NewLink Know-How.
1.85    “Next Generation Compound” means any Compound other than NLG919: (a) that is invented, or [*], by or on behalf of NewLink or its Affiliate, whether solely or jointly, as of the Effective Date or thereafter during the Restriction Period (whether or not pursuant to the Research Plan), (b) that is invented or otherwise the [*], by or on behalf of Genentech or its Affiliate or Sublicensee, [*], whether solely or jointly, during the Next Gen Research Term (whether or not pursuant to the Research Plan), (c) the composition of matter, manufacture or use of which is Covered by a Valid Claim of a NewLink Patent or Collaboration Patent; or (d) that is an enantiomer, polymorph, salt form, base, acid, racemate, isomer, diastereomer, tautomer, solvate, hydrate, ester or Known Prodrug of a Compound described in (a), (b) or (c) above.
1.86    “Next Generation Product” means any Licensed Product that is not a NLG919 Product.
1.87    “Next Gen Research Budget” is defined in Section 4.3.
1.88    “Next Gen Research Plan” is defined in Section 4.3.
1.89    “Next Gen Research Plan Costs” is defined in Section 4.6.
1.90    “Next Gen Research Program” is defined in Section 4.1.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

1.91    “Next Gen Research Term” is defined in Section 4.2.
1.92    “NLG919” means NewLink’s proprietary small molecule IDO inhibitor known as of the Execution Date as NLG919, as further described in [*] or any enantiomer, polymorph, salt form, base, acid, racemate, isomer, diastereomer, tautomer, solvate, hydrate, ester or Known Prodrug thereof.
1.93    “NLG919 Product” means any Licensed Product that contains NLG919.
1.94    “[*]” means a NLG919 Product that is administered to human subjects in a clinical trial who are also receiving [*] pursuant to the protocol for such trial.
1.95    “Patent Rights” means all patents and patent applications (which shall be deemed to include certificates of invention and applications for certificates of invention), including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, reissues, additions, renewals, revalidations, extensions, registrations, and supplemental protection certificates and the like of any such patents and patent applications, and any and all foreign equivalents of the foregoing.
1.96    “[*]” means a NLG919 Product that is administered to human subjects in a clinical trial who are also receiving [*] pursuant to the protocol for such trial.
1.97    “Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity.
1.98    “Pharmacovigilance Agreement” means an agreement entered into by the Parties to set forth the protocols and procedures for reporting adverse events and complying with reporting requirements set forth by Regulatory Authorities.
1.99    “Phase 1 Clinical Trial” means a controlled human clinical trial of a Licensed Product that would satisfy the requirements of 21 CFR 312.21(a) or corresponding foreign regulations, regardless of whether such trial is referred to as a “phase 1 clinical trial”.
1.100    “Phase 2 Clinical Trial” means a controlled human clinical trial of a Licensed Product that would satisfy the requirements of 21 CFR 312.21(b) or corresponding foreign regulations, regardless of whether such trial is referred to as a “phase 2 clinical trial”.
1.101    “Phase 3 Clinical Trial” means a controlled or uncontrolled human clinical trial of a Licensed Product that would satisfy the requirements of 21 CFR 312.21(c) or corresponding foreign regulations, regardless of whether such trial is referred to as a “phase 3 clinical trial”.
1.102    “[*]” means the [*] program that is [*] and that is [*] of the pRED Organization.
1.103    “[*]” shall mean the [*] of Roche.
1.104    “Product Infringement” is defined in Section 8.4(a).
1.105    “Product Marks” is defined in Section 8.5.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

1.106    “Product-Specific Patent” means any NewLink Patents and Collaboration Patents (including any Collaboration Patents owned or co-owned by NewLink) in which [*] to the [*] and [*]. Notwithstanding anything to the contrary herein, all [*] are deemed Product-Specific Patents.
1.107    “Program Materials And Technology” means all Know-How and tangible materials that are both (i) as of the Execution Date, Controlled by NewLink or its Affiliates and (ii) were used by NewLink or its Affiliates to, or are reasonably necessary or useful for Genentech to, research, manufacture, develop and/or commercialize Licensed Compounds and/or Licensed Products, including Regulatory Materials (e.g., regulatory filings and supporting documents).
1.108    “Receiving Party” is defined in Section 9.1(a).
1.109    “Regulatory Authority” means any applicable Governmental Authority responsible for granting Marketing Approvals or pricing approvals for Licensed Products, including the FDA, the EMA and any corresponding national or regional regulatory authorities.
1.110    “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights (other than patents) conferred by any Regulatory Authority with respect to a pharmaceutical product, including, without limitation, orphan drug exclusivity, new chemical entity exclusivity, data exclusivity, pediatric exclusivity, rights conferred in the United States under the Hatch-Waxman Act or the FDA Modernization Act of 1997, or rights similar thereto outside the United States.
1.111    “Regulatory Materials” means any regulatory application, submission, notification, communication, correspondence, registration and other filings made to, received from or otherwise conducted with a Regulatory Authority in order to Research a Compound and/or Develop, or Commercialize a Compound or Licensed Product in the Field in a particular country or jurisdiction. “Regulatory Materials” includes any IND, MAA and Marketing Approval.
1.112    “Research” means all research activities to discover, identify, characterize or optimize the Compounds and all preclinical research on Compounds.
1.113    “Restriction Period” means the period commencing on the Effective Date and ending on the earlier of (1) [*] and (2) [*].
1.114    “Reversion Compound” means NLG919, any Next Generation Compound or any Subsequent Compound.
1.115    “Reversion Product” means any product that contains a Reversion Compound.
1.116    “Sales” means, for a Licensed Product in a particular period, the sum of (i) and (ii):
(i)    the amount stated in Roche’s “Sales” line of its externally published audited financial statements with respect to such Licensed Product for such period (excluding sales to any Sublicensees that are not Affiliates of Genentech). This amount reflects the gross invoice price at which such Licensed Product was sold or otherwise disposed of (other than for use as clinical supplies or free samples) by Genentech and its Affiliates to such Third Parties (excluding sales to any Sublicensees that are not Affiliates of Genentech) in such period reduced by gross-to-

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

net deductions, if not previously deducted from such invoiced amount, taken in accordance with the then currently used Accounting Standard.
By way of example, the gross-to-net deductions taken in accordance with the Accounting Standard as of the Execution Date include the following:
(a)    credits, reserves or allowances granted for (i) damaged, outdated, returned, rejected, withdrawn or recalled Licensed Product, (ii) wastage replacement and short-shipments; (iii) billing errors and (iv) indigent patient and similar programs (e.g., price capitation);
(b)    governmental price reductions and government mandated rebates;
(c)    chargebacks, including those granted to wholesalers, buying groups and retailers;
(d)    customer rebates, including cash sales incentives for prompt payment, cash and volume discounts; and
(e)    taxes, duties and any other governmental charges or levies imposed upon or measured by the import, export, use, manufacture or sale of a Licensed Product (excluding income or franchise taxes).
(ii) for Sublicensees that are not Genentech Affiliates (and [*]), (1) the sales amounts reported to Genentech and its Affiliates in accordance with the Sublicensee contractual terms and their Accounting Standards, provided that such amount meets the definition of “sales” under applicable Accounting Standards and (2) all amounts identified in audits of Sublicensees as amounts that should have been, but were not, reported to Genentech and its Affiliates as sales amounts pursuant to subsection (1).
For purposes of clarity, sales by Genentech and its Affiliates to any Sublicensee shall be excluded from “Sales” for Sublicensees that are not Genentech Affiliates (and [*]), in accordance with the sublicensee contractual terms and their Accounting Standard. For the purpose of clarity, any such Sublicensee sales as reported to Genentech in accordance with [*] shall be [*].
1.117    “Sublicensee” means a Person (other than NewLink) to which Genentech has licensed rights (through one or multiple tiers), [*] pursuant to this Agreement, including sublicenses to NewLink Technology and licenses or sublicenses to Collaboration Intellectual Property.
1.118    “Subsequent Compound” means any Compound, other than NLG919 or a Next Generation Compound: (a) that is invented or otherwise the subject of [*] conducted, by or on behalf of Genentech or its Affiliate or Sublicensee, but excluding [*], whether solely or jointly, that occurs after the end of the Next Gen Research Term but during the Restriction Period; (b) that is [*] from a Third Party during the Restriction Period; or (c) that is an enantiomer, polymorph, salt form, base, acid, racemate, isomer, diastereomer, tautomer, solvate, hydrate, ester or Known Prodrug of a Compound described in (a), (b) or (c) above.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

1.119    “Subsequent Product” means any product, other than a Licensed Product, containing a Subsequent Compound, alone or in combination with other Active Ingredients (other than Licensed Compounds), in any formulation or dosage form and for any mode of administration.
1.120    “Subsequent Product Percentage” means, for Subsequent Products containing Subsequent Compounds [*].
1.121    “TDO Target” means [*].
1.122    “Term” is defined in Section 10.1.
1.123    “Territory” means all of the countries in the world, and their territories and possessions.
1.124    “Third Party” means any Person other than a Party or an Affiliate of a Party.
1.125    “United States” or “U.S.” means the United States of America, including its territories and possessions.
1.126    “Valid Claim” means a claim of an issued and unexpired patent (as may be extended through supplementary protection certificate or patent term extension), which claim has not been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) and has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.  In the case where a Licensed Product is [*], Valid Claim in such country shall further include pending claims [*] from the earliest U.S. or foreign priority date of such [*], as long as [*].
1.127    Interpretation. In this Agreement, unless otherwise expressly specified:
(a)    The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;
(b)    words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;
(c)    words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear;
(d)    “days” means calendar days; and
(e)    the Exhibits and other attachments form part of the operative provision of this Agreement and references to “this Agreement” shall include references to the Exhibits and attachments.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

ARTICLE 2
GOVERNANCE
2.1    Alliance Managers. Promptly following the Execution Date, each Party shall designate an individual to act as its primary business contact for matters related to this Agreement (such Party’s “Alliance Manager”). The Alliance Managers shall: (a) serve as the primary contact points between the Parties for the purpose of providing the other Party with information on the progress of such Party’s activities under this Agreement; (b) be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties; and (c) act as advocates for the Collaboration as a whole. An Alliance Manager may also bring any matter to the attention of any Committee if such Alliance Manager reasonably believes that such matter warrants such attention. Each Party may replace its Alliance Manager at any time, by notifying the other Party in writing (which may be by email). Each Party shall strive to maintain continuity with respect to its Alliance Manager.
2.2    Joint Research Committee. Within [*] after the Effective Date, the Parties shall establish a joint research committee (the “Joint Research Committee” or the “JRC”), composed of two (2) to three (3) representatives of each Party that have knowledge and expertise in the research of compounds similar to the Compounds, [*], to monitor and coordinate the Research of Licensed Compounds under the Next Gen Research Program. The JRC shall exist during the Next Gen Research Term. The JRC shall establish the Next Gen Research Program with the goal of identifying and conducting Research on compounds that meet the criteria of Licensed Compound. Each Party shall use Commercially Reasonably Efforts to perform its responsibilities under the Next Gen Research Program.
(a)    Responsibilities of the JRC. The JRC shall be responsible for the following functions:
(i)    overseeing, managing and providing strategic direction to the Next Gen Research Program;
(ii)    coordinating the activities of the Parties under the Next Gen Research Plan and overseeing the implementation of the Next Gen Research Plan;
(iii)    preparing and approving amendments to the Next Gen Research Plan (including the Next Gen Research Budget) during the Next Gen Research Term;
(iv)    providing a forum for and facilitating communications between the Parties with respect to the Research of Licensed Compounds;
(v)    establishing joint subcommittees, as appropriate, to carry out its functions; and
(vi)    performing such other functions as may be appropriate to further the purposes of this Agreement with respect to the Research of Licensed Compounds.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

(b)    Diligence, Decision Making: Each Party shall use Commercially Reasonable Efforts to perform its responsibilities under the Research Plan, and shall cooperate with and provide reasonable support to the other Party in such other Party’s performance of its responsibilities thereunder. Except as otherwise expressly provided in this Agreement or agreed in writing by the Parties, Genentech shall, in accordance with the provisions of this Agreement, be solely responsible for any subsequent Development and/or Commercialization of the Licensed Products. With respect to the decisions of the JRC, each Party shall have one (1) collective vote in all decisions, and the Parties shall attempt to make decisions by reaching unanimous agreement. If, after reasonable discussion and good faith consideration of each Party’s view on a particular matter, the JRC cannot reach agreement within [*] after the date such matter was initially brought to a vote, then, notwithstanding the dispute resolution provisions of Article 13, [*], provided, however:
(i)    [*] amend the Next Gen Research Plan or Next Gen Research Budget that (a) [*] the number of NewLink FTEs supported by Genentech below [*] FTEs (except if the Next Gen Research Term has been extended pursuant to Section 4.2, in which case the number of NewLink FTEs supported by Genentech cannot be [*] FTEs for such extension period) or (b) [*] FTEs the number of NewLink FTEs required to perform the Next Gen Research Plan or (c) requires NewLink to incur any costs that are not fully reimbursed by Genentech or to use any NewLink FTEs whose time spent on the Next Gen Research Plan is not fully funded by Genentech, or (d) allocates activities to NewLink that are outside its expertise;
(ii)    [*] call for any research that is not directed to the discovery, identification, characterization or optimization of Compounds;
(iii)    [*] require or otherwise specify particular individuals to be used as NewLink FTEs for, or to be excluded from, the Next Gen Research Program;
(iv)    [*] require NewLink to use any Third Party technology for which it does not have a license;
(v)    [*] violate any obligation or agreement it may have with any Third Party;
(vi)    [*] change the [*] in the definition of [*];
(vii)    Any decision made [*] pursuant to this Section 2.2(b) must be consistent with the terms of this Agreement and within the scope of authority delegated to the applicable Committee under this Agreement. The Parties expressly understand and agree that [*] will not [*] compliance with its obligations under the Next Gen Research Plan.
(c)    Meetings; Attendees. Once established, the JRC shall meet at least once [*] (unless otherwise agreed by the Parties) during the Next Gen Research Term. The JRC may meet in person or via teleconference, video conference, or the like, provided that at least one meeting [*] shall be held in person, unless otherwise agreed by the Parties. Each Party shall bear the expense of its respective representatives’ participation in the JRC meetings. Each Party may invite a

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

reasonable number of employees, consultants, or scientific advisors to attend the JRC meetings, provided that such invitees are bound by appropriate confidentiality obligations. Each Party may replace its representatives on any Committee by notifying the other Party in writing (which may be by email). Each Party shall strive to maintain continuity with respect to its JRC representatives.
(d)    Meeting Minutes. Genentech shall be responsible for keeping minutes of the JRC meetings that record in writing all decisions made, action items assigned or completed, and other appropriate matters. Meeting minutes shall be sent to both Parties promptly after a meeting for review, comment and approval by each Party. Any material modifications to the Next Gen Research Plan approved at a JRC meeting shall constitute an amendment to such Next Gen Research Plan upon approval by both Parties of the meeting minutes related thereto.
(e)    Term of JRC Operations: The JRC shall continue to exist [*], unless the JRC is earlier disbanded by Genentech pursuant to [*]. Thereafter, the JRC shall cease operations and perform no further functions hereunder. Following such automatic cessation or earlier disbandment of the JRC, the JRC shall have no further obligations under this Agreement and shall perform no further functions hereunder. Thereafter, the Alliance Managers shall be the contact persons for the exchange of information under this Agreement.
2.3    Joint Development Team. Within [*] after the Effective Date, the Parties shall establish a joint development team (the “Joint Development Team” or the “JDT”), composed of two (2) to three (3) representatives of each Party that have knowledge and expertise in the development of compounds similar to the Compounds, [*], to monitor the Development of NLG919 Products, Next Generation Products, and NewLink Combination Therapies. The role of the JDT shall be to monitor and discuss the Development of such products and therapies.
(a)    Responsibilities of the JDT. The JDT shall be responsible for performing the following functions:
(i)    coordinating the initial transfer of information and materials related to NLG919 Products and Next Generation Products from NewLink to Genentech in furtherance of the Initial Development Plan;
(ii)    monitoring the progress of the Development of NLG919 Products and Next Generation Products;
(iii)    providing a forum for and facilitating communications between the Parties with respect to the Development of NLG919 Products and Next Generation Products;
(iv)     coordinating, overseeing and monitoring the activities and ongoing Development with respect to NewLink Combination Therapies, including approving NewLink’s proposals related to the Development of NewLink Combination Therapies; and
(v)    performing such other functions as may be appropriate to further the purposes of this Agreement with respect to the Development of NLG919 Products, Next Generation

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

Products and NewLink Combination Therapies, to the extent delegated to the JDT by mutual written agreement of the Parties after the Execution Date.
(b)    Diligence; Decision Making. Each party shall use Commercially Reasonable Efforts to perform its responsibilities and shall cooperate with and provide reasonable support to the other Party in such other Party’s performance of its responsibilities thereunder.  Except as otherwise expressly provided in this Agreement or agreed in writing by the Parties, Genentech shall, in accordance with the provisions of this Agreement, be solely responsible for all Development and Commercialization of NLG919 Products. Notwithstanding the foregoing, [*], and responsibility for all Development of NLG919 Products; provided, however, [*]:
(i)    [*] any clinical trial agreed by the Parties and set forth in the Initial Development Plan [*], except for [*];
(ii)    amend the Development Plan that [*];
With respect to the Development of a NewLink Combination Therapy, each Party shall have one (1) collective vote in all decisions related to such Development, and the Parties shall attempt to make decisions by reaching unanimous agreement.   If, after reasonable discussion and good faith consideration of each Party’s view on a particular matter related to the NewLink Combination Therapy or Development thereof, the JDT cannot reach agreement within [*] after the date such matter was initially brought to a vote, then, notwithstanding the dispute resolution provisions of Article 13, [*], including but not limited to:
(1)    [*];
(2)    [*];
(3)    [*];
(4)    [*];
(5)    [*]; and
(6)    [*].
(c)    Meetings; Attendees. Once established, the JDT shall meet at least once [*] (unless otherwise agreed by the Parties). The JDT may meet in person or via teleconference, video conference, or the like, provided that at least one meeting [*] shall be held in person, unless otherwise agreed by the Parties.  Each Party shall bear the expense of its respective representatives’ participation in the JDT meetings.  Each Party may invite a reasonable number of employees, consultants, or scientific advisors to attend the JDT meetings, provided that such invitees are bound by appropriate confidentiality obligations.  Each Party may replace its representatives on any Committee by notifying the other Party in writing (which may be by email).  Each Party shall strive to maintain continuity with respect to its JDT representatives.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

(d)    Meeting Minutes. Genentech shall be responsible for keeping minutes of the JDT meetings.  Meeting minutes shall be sent to both Parties promptly after a meeting for review, comment and approval by each Party.
(e)    Term of JDT Operations. The JDT shall continue to exist until [*] or [*] or [*] at which time it shall automatically cease operations, unless earlier disbanded:
(i)    by the Parties pursuant to mutual agreement, or
(ii)    by NewLink providing written notice to Genentech of its intention to disband and no longer participate in the JDT; or
(iii)    by Genentech providing timely written notice to NewLink of its election to disband the JDT pursuant to [*]; or
(iv)    by Genentech providing written notice to NewLink of its election to disband the JDT at any time following [*].
Following such automatic cessation or earlier disbandment of the JDT, the JDT shall have no further obligations under this Agreement and shall perform no further functions hereunder. Thereafter, the Alliance Managers shall be the contact persons for the exchange of information under this Agreement.
2.4    Limitation of Committee or Team Authority. Each Committee or Team shall only have the powers expressly assigned to in this Article 2 and elsewhere in this Agreement and shall not have the authority to: (a) modify or amend the terms and conditions of this Agreement; (b) waive either Party’s compliance with the terms and conditions of under this Agreement; or (c) determine any such issue in a manner that would conflict with the express terms and conditions of this Agreement.
ARTICLE 3
LICENSES; OPTION
3.1    Licenses to Genentech.
(a)    Development and Commercialization License. NewLink hereby grants to Genentech: (i) an exclusive (even as to NewLink), royalty-bearing license (sublicenseable as provided in Section 3.2) under the NewLink Technology (1) to research, make, have made and use Compounds in the Territory pursuant to the Next Gen Research Plan, (2) to make or have made Licensed Compounds in the Territory for use in the manufacture of Licensed Products pursuant to Section 3.1(a)(i)(3) and (3) to develop, make, have made, use, sell, offer for sale, and import Licensed Products in the Field in the Territory; (ii) an exclusive (even as to NewLink), royalty-bearing license (sublicenseable as provided in Section 3.2) under the [*] to [*] Subsequent Compounds in the Territory, [*] Subsequent Products in the Field in the Territory; and (iii) an exclusive (even as to NewLink), royalty-bearing license (sublicenseable as provided in Section 3.2) under the [*], solely [*] Compounds in the Field in the Territory. Except to the extent necessary to perform the activities

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

under a Development Plan with respect to a NewLink Combination Therapy that is being developed pursuant to Section 5.3, the licenses granted to Genentech pursuant to this Section 3.1(a) do not include any rights for Genentech to develop, make, have made, sell, offer for sale or otherwise commercialize any proprietary compound or other Active Ingredient of NewLink that is not a Licensed Compound.
(b)    [*]. NewLink hereby grants to GNE [*] license under the NewLink Technology and Genentech Technology to [*] for internal research purposes only.
3.2    Genentech Sublicense Rights.
(a)    Subject to Section 3.2(c) below, Genentech may exercise its rights and perform its obligations under this Agreement by itself or, with NewLink’s prior consent, not to be unreasonably withheld or delayed, through the engagement of any of its Affiliates.
(b)    Genentech may sublicense the rights granted to it under Section 3.1(a) to one (1) or more Third Parties [*]. Subject to Sections 3.2(c) and 3.6, Genentech may grant a limited sublicense to subcontractors engaged in accordance with Section 3.6 solely for the purpose of performing the subcontracted tasks and obligations.
(c)    Genentech shall remain directly responsible for all of its obligations under this Agreement that have been delegated, subcontracted or sublicensed to any of its Affiliates, subcontractors or sublicensees and shall ensure that such Affiliates, subcontractors and sublicensees comply with the terms and conditions of this Agreement.
3.3    Licenses to NewLink.
(a)    Next Gen Research Program License. Genentech hereby grants to NewLink a royalty-free, non-exclusive, non-sublicenseable, non-transferable license under (i) the Genentech Technology and (ii) the NewLink Technology (to the extent exclusively licensed to Genentech and Roche hereunder), in each case solely to perform NewLink’s obligations under the Next Gen Research Program.
(b)    [*]. Genentech hereby grants to NewLink [*] under the Genentech Technology to [*] for internal research purposes only.
(c)    License for NewLink Combination Therapy. Subject to Section 2.3 and Section 5.10, during any period in which NewLink is developing a NewLink Combination Therapy, Genentech agrees to grant and hereby grants NewLink a non-exclusive, non-sublicensable (other than to subcontractors), non-transferable license under (i) the Genentech Technology and (ii) the NewLink Technology (to the extent exclusively licensed to Genentech and Roche hereunder), in each case solely to develop such NewLink Combination Therapy in accordance with the Development Plan.
(d)    License for Co-Promotion Activities. Subject to Section 6.4, during any period in which NewLink is engaging in co-promotion under this Agreement after NewLink has

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

exercised its Co-Promotion Option pursuant to Section 6.4, Genentech agrees to grant and hereby grants NewLink a co-exclusive (with Genentech and its Affiliates) non-sublicenseable, non-transferable license under the Co-Promotion IP Rights, solely to perform NewLink’s obligations under the Co-Promotion Plan.
(e)    Excluded Genentech Technology. The licenses granted to NewLink pursuant to this Section 3.3 do not include any rights for NewLink to develop, make, have made, sell, offer for sale or otherwise commercialize any [*] or other Active Ingredient of Genentech that [*].
3.4    No Implied Licenses; Negative Covenant. Except as expressly set forth herein, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, under or to any trademarks, patents or patent applications, know-how, or other intellectual properties owned or Controlled by the other Party. For clarity, an exclusive license granted to a Party under any particular Patent Rights or Know-How Controlled by the other Party shall confer exclusivity to the Party obtaining such license only to the extent the Party granting such license Controls the exclusive rights to such Patent Rights or Know-How. Neither Party shall, nor shall permit any of its Affiliates or sublicensees licensed hereunder to, practice any Patent Rights or Know-How licensed to it by the other Party outside the scope of the license granted to it under this Agreement.
3.5    Exclusivity.
(a)    Subject to Section 3.5(b), during the Restriction Period NewLink and its Affiliates shall not [*], other than [*] or [*].
(b)    If, during the Restriction Period, [*] would be [*], then:
(i)    [*], provided that [*] under this Agreement and [*]; and
(ii)    [*], provided that [*] of such [*].
(c)    For clarity, since Indoximod is not a Compound, Section 3.5(a) does not limit in any way NewLink’s and its Affiliates’ rights to research, develop, manufacture or commercialize Indoximod, whether by themselves or with or through one or more Third Parties [*]; provided that during the term of this Agreement [*] pursuant to [*] or [*] to [*].
(d)    Subject to Sections 3.5(e) and 3.5(f), during the Restriction Period, Genentech and its Affiliates shall not [*], provided, however, that after the end of the Next Gen Research Term, [*].
(e)    Notwithstanding the foregoing, the obligations of Section 3.5(e) shall not apply to the [*] pursuant to the [*], provided that:
(i)    [*];
(ii)    [*] with respect to the [*].

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

(f)    If, during the Restriction Period, [*] would be [*], then [*], provided that [*].
(g)    Notwithstanding the licenses granted to NewLink in Section 3.3, it is understood and agreed that [*] to [*] other than [*] under the Next Gen Research Plan.
3.6    Subcontractors. Genentech shall have the right to engage subcontractors for purposes of conducting activities assigned to it under this Agreement or for which it is responsible under this Agreement. Unless expressly set forth in the Next Gen Research Plan, NewLink may not subcontract any of its obligations under the Next Gen Research Plan to Affiliates or Third Parties without Genentech’s prior written consent, not to be unreasonably withheld. Each Party shall ensure that any subcontractor engaged by such Party pursuant to this Section 3.6 is bound by written obligations of confidentiality and non-use consistent with this Agreement. Each Party shall remain directly responsible for any obligations under this Agreement that have been delegated or subcontracted to any subcontractor, and shall be directly responsible for the performance of its subcontractors.
3.7    Option.
(a)    Grant. NewLink hereby grants Genentech, and Genentech hereby accepts, an option (“Option”) to obtain an exclusive, sublicense from NewLink to certain Patent Rights licensed to NLNK under the GRRI License Agreement or LIMR License Agreements, to [*], which Option may be exercised as set forth in Section 3.7(b) below.
(b)    Exercise. At any time during the Term that is [*] or [*], as applicable, Genentech may exercise the Option, with respect to the relevant Patent Rights, [*], upon written notice to NewLink if [*]:
(i)    Genentech or its Affiliate or sublicensee [*] and the [*] under the GRRI License Agreement or LIMR License Agreements, as applicable [*]; or
(ii)    [*] is [*], and [*] under the GRRI License Agreement or LIMR License Agreements, as applicable [*].
(c)    Entry into Sublicense Agreement. Within [*] after NewLink’s receipt of Genentech’s exercise notice provided in accordance with Section 3.7(b), the Parties shall enter into a separate sublicense agreement [*], on [*], pursuant to which NewLink will grant Genentech the sublicense described in Section 3.7(a).
(d)    Covenant. NewLink hereby covenants that during the Term, [*], NewLink will not [*] under this Section 3.7. The Parties acknowledge that [*] the right to [*], should [*], and the Parties agree that [*] shall not be deemed a breach of NewLink’s covenant under this Section 3.7.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

ARTICLE 4
RESEARCH
4.1    General. The Parties will conduct a research collaboration to discover, characterize and optimize Compounds, pursuant to the Next Gen Research Plan (the “Next Gen Research Program”).
4.2    Next Gen Research Term. The term of such Next Gen Research Program (the “Next Gen Research Term”) shall commence on the Effective Date and end on [*], unless Genentech extends it [*] by providing written notice to NewLink no later than [*] prior to [*] and committing to fund [*] NewLink FTEs per year during [*].
4.3    Next Gen Research Plan. All Research activities conducted by NewLink and its Affiliates or by GNE during the Next Gen Research Term shall be conducted pursuant to a comprehensive written research plan (the “Next Gen Research Plan”). The Next Gen Research Plan shall allocate Research responsibilities between the Parties and shall set forth the objectives, activities and criteria for evaluation for such Research, as well as timelines related thereto. Each Party shall, in performing its obligations under the Next Gen Research Plan, assign responsibilities to those portions of its organization that have the appropriate resources, expertise, and responsibility for such obligations. The Next Gen Research Plan shall also set forth the detailed budget for such Research activities, including the number of NewLink FTEs that [*] during the Next Gen Research Term (which shall be [*] NewLink FTEs [*] of the Next Gen Research Term) and the [*] during the Next Gen Research Term (the “Next Gen Research Budget”). Each Party shall, in performing its obligations under the Next Gen Research Plan, assign responsibilities to those portions of its organization that have the appropriate resources, expertise, and responsibility for such obligations. As of the Execution Date, the Parties have agreed upon the Next Gen Research Plan attached to this Agreement as Exhibit B, which will be deemed to have been approved by the JRC. From time to time during the Next Gen Research Term, the JRC shall prepare updates and amendments, as appropriate, to the then-current Next Gen Research Plan. The JRC shall have the right to approve updates and amendments to the Next Gen Research Plan in accordance with Section 2.2(a). Once approved by the JRC, such revised Next Gen Research Plan shall replace the prior Next Gen Research Plan. If the terms of the Next Gen Research Plan contradict, or create inconsistencies or ambiguities with, the terms of this Agreement, then the terms of this Agreement shall govern.
4.4    Conduct of Research. Each Party shall use Commercially Reasonable Efforts to carry out the Research activities assigned to it in the Next Gen Research Plan and shall conduct such activities in good scientific manner, and in compliance with all applicable Laws. Each Party shall keep the other Party reasonably informed as to its progress in the conduct of the Next Gen Research Plan through meetings of the JRC. NewLink will have [*] to implement [*] conducting activities under the Next Gen Research Plan.
4.5    Research Records. Each Party shall maintain complete, current and accurate records of all Research activities conducted by it hereunder, and all data and other information resulting from such activities. Such records shall fully and properly reflect all work done and results achieved in the performance of the Research activities in good scientific manner appropriate for regulatory and patent purposes. Each Party shall use Commercially Reasonable Efforts to maintain

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

all laboratory notebooks for not less than the term of any Patent Rights issuing therefrom. All other records shall be maintained by the Parties, as appropriate, during the Next Gen Research Program and for at least [*] thereafter, and prior to destroying any such records, NewLink shall provide Genentech with notice and the opportunity to have such records transferred to Genentech upon Genentech’s request. All such records of a Party shall be considered such Party’s Confidential Information.
4.6    Next Gen Research Plan Costs. Genentech shall be [*] in performing the Next Gen Research Program in accordance with the Next Gen Research Plan (the “Next Gen Research Plan Costs”) and shall [*] NewLink for the Next Gen Research Plan Costs incurred by or on account of NewLink pursuant to Section 7.2. [*]. For clarity, any out-of-pocket costs incurred by or on behalf of NewLink in performing the Next Gen Research Program, other than costs for [*] in the Next Gen Research Plan, shall [*].
ARTICLE 5
DEVELOPMENT
5.1    General. Subject to the terms and conditions of this Agreement, Genentech shall be responsible for the Development of Licensed Products and shall conduct such Development under the direction of the JDT as set forth in more detail below. Genentech intends to pursue Development of NLG919 and other Licensed Products broadly across an array of Indications.
5.2    Initial Development Plan.
The Development of Licensed Products under this Agreement shall be controlled by Genentech. The initial development plan [*] (“Initial Development Plan”) shall set forth the details of [*], and is attached as Exhibit C to this Agreement. Further Development of Licensed Products conducted pursuant to this Agreement will be considered and discussed under the direction of the JDT.
5.3    Development Plan of NewLink Combination Therapies.
(a)     In the event NewLink proposes Development of a NewLink Combination Therapy, a plan for such Development (“Development Plan”) will [*]. In such event, the Development Plan shall set forth the timeline and details of: (i) a proposal for clinical Development activities to be conducted and regulatory strategy; (ii) a protocol synopsis for the clinical trial of the NewLink Combination Therapy; (iii) any other Development activities that the Parties agree to jointly pursue in collaboration for such NewLink Combination Therapy; and (iv) a detailed budget for the Development Costs for such joint Development activities to be undertaken by the Parties for such NewLink Combination Therapy (the “Joint Development Budget”).
(b)    Upon mutual agreement and under the direction of the JDT, the Parties may include a Development Plan for a Licensed Product that contains certain Development activities to be undertaken individually by NewLink or jointly by the Parties for a NewLink Combination Therapy that includes such Licensed Product subject to the decision making provisions within Section 2.3(b).

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

(c)    If the terms of any Development Plan contradict, or create inconsistencies or ambiguities with, the terms of this Agreement, then the terms of this Agreement shall govern.
5.4    Development Costs.
(a)    General. Except as set forth in Section 5.4(b) below, Genentech shall be solely responsible for all Development Costs incurred in performing Development activities for Licensed Products.
(b)    Development Costs for NewLink Combination Therapies. NewLink shall responsible for [*], and Genentech shall be responsible for [*], of all the Development Costs incurred by either or both Parties in performing the Development activities for a NewLink Combination Therapy in accordance with the Development Plan (the “Joint Development Costs”). Any Development related to Joint Development Costs shall include [*] and allocable to such Development activities, in each case [*] unless [*]. In the event NewLink conducts any Development related to a NewLink Combination Therapy individually (without Genentech involvement) pursuant to Section 5.11, [*].
5.5    Diligence. Each Party shall use Commercially Reasonable Efforts to conduct the Development activities assigned to it under the Development Plan or Initial Development Plan, as applicable. Without limiting the foregoing, Genentech shall at all times during the Term use Commercially Reasonable Efforts to Develop and obtain Marketing Approval in the U.S., Japan and the Major EU Countries for [*]. Activities by Genentech’s Sublicensees and Affiliates will be considered as Genentech’s activities under this Agreement for purposes of determining whether Genentech has complied with its obligations under this Section 5.5. [*] shall be deemed to satisfy the requirements of this Section 5.5 with respect to Licensed Products [*].
5.6    Development Records. Each Party shall maintain complete, current and accurate records of all Development activities conducted by it hereunder, and all data and other information resulting from such activities. Such records shall fully and properly reflect all work done and results achieved in the performance of the Development activities in good scientific manner appropriate for regulatory and patent purposes. Each Party shall document all non-clinical studies and clinical trials in formal written study reports according to applicable Laws and national and international guidelines (e.g., ICH, GCP, GLP, and GMP). Each Party shall have the right to review and copy such records maintained by the other Party at reasonable times and to obtain access to the original to the extent necessary for regulatory and patent purposes or for other legal proceedings.
5.7    Development Reports. Genentech [*] detailing its Development for the Licensed Products, and the results of such Development [*]. The Parties shall discuss the [*].
5.8    Regulatory.
(a)    Genentech shall control and be responsible for all regulatory activities necessary to obtain and maintain Marketing Approval of the Licensed Products in the Field. Genentech shall be responsible, at its own cost and expense, for the preparation and submission of any and all Regulatory Materials for the Licensed Products throughout the world and shall own all

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

such Regulatory Materials. Genentech and/or its Sublicensees shall control and be responsible for all communications and other dealings with Regulatory Authorities relating to the Licensed Products. Promptly after the Effective Date, NewLink shall transfer or cause to be transferred to Genentech ownership of all Regulatory Materials (including without limitation any INDs controlled or owned by NewLink or its Affiliates) with respect to (i) NLG919, and (ii) any other Next Generation Compounds controlled or owned by NewLink or its Affiliates as of the Execution Date.
(b)    Genentech shall [*], including sufficient detail for NewLink to understand the activities planned by Genentech and Genentech’s anticipated timelines for performing such activities, and any [*] with Regulatory Authorities.
(c)    Each Party shall immediately notify the other of any information it receives regarding any threatened or pending action, inspection or communication by or from any Third Party, including a Regulatory Authority, which may materially affect the Development of the Compounds and Licensed Products.
5.9    Technology and Material Transfer
(a)    Transfer of Program Materials and Technology. Within [*] of the Effective Date, NewLink shall complete the transfer to Genentech of all Program Materials and Technology, [*]. Thereafter, during the Term and upon Genentech’s reasonable request, NewLink shall provide to Genentech any Program Materials and Technology then in existence that have not already been disclosed or provided to Genentech.
(b)    Clinical Supply. Within [*] following the Effective Date, NewLink will transfer and deliver to Genentech [*], provided that NewLink shall retain [*]. After the Execution Date, Genentech shall have the sole right and responsibility at its sole cost for manufacturing all Licensed Compounds and all Licensed Products for clinical and commercial use in the Field, including conducting any process development research. The Parties shall enter into a quality agreement for the transfer of [*].
(c)    Transfer of Manufacturing Technology. As soon as reasonably possible after the Effective Date and in any event before [*], NewLink shall, [*], transfer to Genentech or a Third Party contract manufacturer designated by Genentech all Know-How that is Controlled by NewLink or its Affiliates as of the Execution Date and that is reasonably necessary for the manufacture of Licensed Compounds (“Transferred Manufacturing Technology”) to enable Genentech or such Third Party contract manufacture to replicate the process employed by NewLink’s Third Party contract manufacturer to manufacture Licensed Compounds or Licensed Products as of the Effective Date; provided that NewLink shall not be obligated to expend more than [*] FTE hours under this Section 5.9(c). Any Third Party contract manufacturer designated by Genentech hereunder shall (i) be bound in writing to obligations of confidentiality and non-use regarding Confidential Information of NewLink that are substantially the same as those undertaken by the Parties pursuant to Article 9 hereof, and (ii) be obligated in writing not to use the Transferred Manufacturing Technology for any use, other than the manufacture of Licensed Compounds and Licensed Products for Genentech, its Affiliates and Sublicensees.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

5.10    Pharmacovigilance Agreement for Combination Therapy Development. To the extent the Parties pursue joint Development activities for a NewLink Combination Therapy, then the Parties shall execute a separate Pharmacovigilance Agreement specifying the procedure for the information exchange of the adverse events that may occur during the development by the initiation of the first clinical trial of such NewLink Combination Therapy.
5.11    Independent Development of NewLink Combination Therapies. Subject to Section 2.3(b), NewLink shall have the right to independently Develop and obtain Marketing Approval for, [*], one or more NewLink Combination Therapies. Genentech shall facilitate NewLink’s conduct of such independent Development of such NewLink Combination Therapies, including by providing NewLink with the applicable Licensed Product, [*], for use in such Development and by providing NewLink with access to the applicable IND. NewLink shall provide the JDT with regular reports detailing such independent Development, and the results of such independent Development at each regularly scheduled JDT meeting. The data arising from NewLink’s independent Development of NewLink Combination Therapies shall be excluded from NewLink Know-How and not licensed to Genentech unless and until [*] in connection with [*]. Notwithstanding the foregoing, NewLink shall provide Genentech with [*] that Genentech is required to file with a Regulatory Authority.
ARTICLE 6
COMMERCIALIZATION
6.1    General. Subject to NewLink’s exercise of its option to Co-Promote one or more Licensed Product(s) or Subsequent Product(s) in the Co-Promotion Territory and other terms and conditions of this Article 6, Genentech shall be responsible, at its own expense, for all aspects of the Commercialization of the Licensed Products or Subsequent Product(s) in the Field throughout the world.
6.2    Commercial Diligence. Genentech shall at all times during the Term use Commercially Reasonable Efforts to Commercialize in the U.S., Japan and throughout the Major EU Countries [*] Licensed Product [*] for which Marketing Approval is obtained.
6.3    Patent Marking. Genentech shall comply with the applicable patent marking Laws.
6.4    Co-Promotion. NewLink shall have the right to elect to Co-Promote each Licensed Product or Subsequent Product in each Indication in the Co-Promotion Territory (the “Co-Promotion Option”) as set forth in this Section 6.4.

(a)    Approximately [*] for a Licensed Product or Subsequent Product in a particular Indication with the FDA, Genentech will notify NewLink of [*]”). NewLink may exercise its option to Co-Promote such Licensed Product or Subsequent Product for such Indication in the Co-Promotion Territory by written notice to Genentech no later than [*] after the receipt of the Genentech Estimate for such Licensed Product or Subsequent Product and Indication. For clarity, NewLink shall have [*] under the Co-Promotion Option of this Section 6.4, for [*] for a [*].

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

(b)    If NewLink exercises its Co-Promotion Option for a Licensed Product or Subsequent Product and Indication, unless NewLink terminates the Co-Promotion in accordance with Section 6.4(c) below, NewLink shall have the right to provide [*] percent ([*]%) of the total sales representatives, with [*] of [*] sales representatives in the Co-Promotion Territory as its Co-Promotion efforts for such Licensed Product or Subsequent Product and Indication (the “NewLink Co-Promotion Effort”). NewLink shall inform Genentech of its desired initial NewLink Co-Promotion Efforts concurrent with its written notification to exercise its Co-Promotion Option for such Licensed Product or Subsequent Product and Indication. Following [*] of NewLink Co-Promotion Effort, NewLink [*] the NewLink Co-Promotion Efforts from [*] set forth above upon [*] written notification to Genentech.
(c)    Subject to the remainder of this Section 6.4, if NewLink exercises its Co-Promotion Option for a Licensed Product or Subsequent Product and Indication, it shall have the right to continue to Co-Promote such Licensed Product or Subsequent Product and Indication for as long as the Licensed Product or Subsequent Product is being marketed in the Co-Promotion Territory for such Indication. NewLink shall have the right to relinquish its Co-Promotion rights for such Licensed Product or Subsequent Product and Indication with [*] written notice to Genentech, in which case the Parties shall reasonably cooperate to transition to Genentech, upon the effectiveness of such relinquishment all of NewLink’s Co-Promotion activities with respect to such Licensed Product or Subsequent Product and Indication so as to minimize disruption to sales activity. Upon such effective date, NewLink shall withdraw its sales representatives from such Co-Promotion activities in a professional manner. If NewLink does not exercise its Co-Promotion Option for a Licensed Product or Subsequent Product [*] have the right to exercise its Co-Promotion Option [*] for which [*].
(d)    Promptly after NewLink exercises its Co-Promotion Option for a Licensed Product or Subsequent Product and Indication, the Parties shall commence negotiations in good faith and enter into a separate co-promotion agreement (the “Co-Promotion Agreement”) in accordance with the terms and conditions set forth in Exhibit D attached hereto. The Parties shall use commercially reasonable efforts to enter into and execute the Co-Promotion Agreement within [*] following NewLink’s exercise of its Co-Promotion Option.
(e)    Within [*] after NewLink exercises its first Co-Promotion Option for a Licensed Product or Subsequent Product and Indication under this Section 6.4, the Parties shall establish a joint commercialization committee (“JCC”) to [*]. The JCC shall be composed of two (2) to three (3) representatives of each Party that have knowledge and expertise in the Commercialization of compounds similar to the Compounds, [*]. Notwithstanding the foregoing, [*] related to the Licensed Product or Subsequent Product.
(f)    NewLink sales representatives that are Co-Promoting a Licensed Product or Subsequent Product and Indication in the Co-Promotion Territory shall [*].
(g)    In the event of [*] for any Licensed Product or Subsequent Product in the Co-Promotion Territory, [*]. In the event of [*] for any Licensed Product or Subsequent Product in the Co-Promotion Territory, [*]; provided that [*].

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

(h)    In the event that [*], then [*], in which case [*]. If NewLink [*] for a Licensed Product or Subsequent Product, then [*]; provided that [*].
6.5    Reports. Genentech (and NewLink, if it exercises its Co-Promotion Option) shall update the JCC at each regularly scheduled JCC meeting regarding the Commercialization of the Licensed Products or Subsequent Products. Each such update shall be in a form to be agreed by the JCC and shall summarize Commercialization activities with respect to the Licensed Products or Subsequent Products throughout the Co-Promotion Territory.

ARTICLE 7
FINANCIAL PROVISIONS
7.1    Upfront Payment. Genentech shall pay to NewLink a one-time, non-refundable, non-creditable upfront payment of one hundred fifty million Dollars ($150,000,000) [*] after the Effective Date.
7.2    Reimbursement of Next Gen Research Plan Costs. Within [*] after the end of each calendar quarter during the Next Gen Research Term, NewLink shall provide to Genentech (1) a FTE report for such calendar quarter, which FTE report details [*] during that calendar quarter and [*], and (2) an invoice for the Next Gen Research Plan Costs reflected on such report. Genentech shall pay NewLink such Next Gen Research Plan Costs incurred by NewLink for such calendar quarter and reflected on such report within [*] of receipt of such invoice from NewLink with respect thereto.
7.3    Development and Sales Milestone Payments.
(a)    NLG919 Product Development Milestones. Genentech shall pay to NewLink the following one-time, non-refundable, non-creditable development milestone payments set forth in the table below, in accordance with Section 7.3(c) and Section 7.3(e), upon the first achievement by or on behalf of Genentech or its Sublicensees or Affiliates of each development milestone event set forth below for a NLG919 Product; provided, however, that [*], the applicable milestone payment shall only be due if, [*]:

Development Milestone Event	Milestone Payment
[*]

If Genentech ceases clinical development of a NLG919 Product after having made one or more payments due under this Section 7.3(a) upon the achievement of a particular milestone event by such NLG919 Product, then there shall be no payment due upon accomplishment of that same milestone with respect to any other NLG919 Product to achieve such milestone event.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

(b)    Next Generation Product Development Milestones. Genentech shall pay to NewLink the applicable non-refundable, non-creditable development milestone payment set forth in the table below, in accordance with Section 7.3(c) and Section 7.3(e), upon the first achievement by or on behalf of Genentech or its Sublicensees or Affiliates of each development milestone event set forth below; for [*] Next Generation Products to achieve such development milestone event; provided, that [*], the applicable milestone payment shall only be due if, [*]:

Development Milestone Event	Milestone Payment
[*]

In no event shall the cumulative total amounts payable under this Section 7.3(b) exceed [*] Dollars ($[*]) for a Next Generation Product that achieves all [*] milestones. Without limiting the foregoing, in no event shall the aggregate amount payable by Genentech under this Section 7.3(b) exceed [*] Dollars ($[*]).
(c)    Skipped Development Milestones. Upon the [*] for a NLG919 Product, whichever occurs first, all preceding [*] milestone events for such NLG919 Product [*] shall be deemed to have been met and each corresponding milestone payment shall become due, if not previously paid for a NLG919 Product. For example, if [*] and the development milestone payments for [*] have not been previously paid, all such unpaid milestone payments shall be paid together with the payment of the milestone payment for the achievement of [*]. Similarly, upon [*] for a Next Generation Product, whichever occurs first, all preceding [*] milestone events for such Next Generation Product [*] shall be deemed to have been met for such Next Generation Product and each corresponding development milestone payment shall become due, unless such development milestone payment has already been paid [*] Next Generation Products for earlier achievement of the same development milestone event.
(d)    Sales Milestones. Genentech shall pay to NewLink the one-time, non-refundable, non-creditable sales milestone payments set forth in the table below, in accordance with Section 7.3(e), when the aggregated annual worldwide Net Sales of (i) Next Generation Products [*], and (ii) [*] (“Sales Milestone Products”) first reach the values indicated below. For clarity, the sales milestone payments in this Section 7.3(d) shall be additive, such that if [*] milestones specified below are achieved, then [*] shall be paid.

Annual Worldwide Net Sales of Sales Milestone Products	Milestone Payment
[*]

(e)    Notice and Payment. Genentech shall notify NewLink in writing within ten business days after the achievement of any milestone event set forth in this Section 7.3 that

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

triggers a milestone payment (or for sales milestones under Section 7.3(d), [*] after the end of the calendar quarter in which the milestones was achieved). Genentech shall pay to NewLink the applicable milestone payments within [*] of receipt of an invoice from NewLink with respect thereto. Each invoice shall identify the milestone event triggering the payment obligation and, for development milestones, the NLG919 Product or Next Generation Product achieving such milestone event. Invoices shall be sent to Genentech at the address for GNE in the preamble of this Agreement to the attention of Finance Manager, [*].
7.4    Royalty Payments for Licensed Products.
(a)    Regulatory Exclusivity and Valid Claim Products. Subject to the other terms of this Section 7.4, Genentech shall pay NewLink, on a Licensed-Product-by-Licensed Product and country-by-country basis, the following royalties (subject to any increase effective pursuant to Section 7.4(d)(iii) (Co-Promoted Product Royalty Rates) on annual worldwide Net Sales of each Licensed Product which, at the time of sale, is (x) subject to Regulatory Exclusivity, or (y) Covered by a Valid Claim included in the NewLink Patents or Collaboration Patents in the country in which such Licensed Product is sold:
(i)    NLG919 Product Royalties. Where such Licensed Product is an NLG919 Product:

Annual Worldwide Net Sales of such NLG919 Product	Royalty Rate Percentage for Regulatory Exclusivity or Valid Claim Products
Portion less than $[*]	[*]%
Portion equal to or greater than $[*] and less than or equal to $[*]	[*]%
Portion greater than $[*]	[*]%
(ii)    Next Generation Product Royalties. Where such Licensed Product is a Next Generation Product:

Annual Worldwide Net Sales of such Next Generation Product	Royalty Rate Percentage for Regulatory Exclusivity or Valid Claim Products
Portion less than $[*]	[*]%
Portion equal to or greater than $[*] and less than or equal to $[*]	[*]%
Portion greater than $[*]	[*]%

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

(b)    Know-How Products. If in any calendar quarter, (i) the sale of a Licensed Product is not Covered by a Valid Claim included in the NewLink Patents or Collaboration Patents in the country in which such Licensed Product is sold, and (ii) such Licensed Product is not subject to Regulatory Exclusivity in such country, then Genentech shall pay to NewLink, on a Licensed Product-by-Licensed Product and country-by-country basis, and subject to the other terms of this Section 7.4, a royalty (“Know-How Royalty”) equivalent to (x) with respect to NLG919 Products, [*] on annual worldwide Net Sales such Product and (y) with respect to Next Generation Products, [*] on annual worldwide Net Sales of such Product; provided that such rates are not subject to any further reductions. Notwithstanding the foregoing, [*] on Net Sales of a Licensed Product pursuant to this Section 7.4(b), Genentech [*] and in such event, [*] by Genentech shall [*] with respect to Net Sales of a Licensed Product pursuant to this Section 7.4(b).
(c)    Royalty Term.
(i)    Genentech’s royalty payment obligations under Section 7.4(a) above shall commence on a country-by-country basis upon the First Commercial Sale of a given Licensed Product by Genentech, its Affiliates or its Sublicensees, and shall expire, on a country-by-country basis, [*] (i) the expiration of the last to expire Valid Claim included in NewLink Patents or Collaboration Patents that Covers the sale of such Licensed Product in such country; or (ii) the expiration of any Regulatory Exclusivity granted with respect to such Licensed Product in such country. For clarity, if Genentech’s royalty payment obligations under Section 7.4(a) expire pursuant to the foregoing sentence prior to the [*] of the date of First Commercial Sale of such Licensed Product in such country, royalties shall continue to be payable on the sales of such Licensed Product in such country pursuant to Section 7.4(b) at the rate set forth therein, until the [*] of the date of First Commercial Sale of such Licensed Product in such country.
(ii)    Genentech’s royalty payment obligations under Section 7.4(b) above shall commence on a country-by-country basis upon the First Commercial Sale of a given Licensed Product, and expire on a country-by-country basis [*] of (A) the [*] of the date of First Commercial Sale of such Licensed Product in such country; or (B) such time as the sale of such Licensed Product in such country is Covered by a Valid Claim included in NewLink Patents or Collaboration Patents or Regulatory Exclusivity is granted with respect to such Licensed Product in such country, in which case such Licensed Product shall be subject to the royalty term set forth in Section 7.4(c)(i) above. For clarity, in the case of a Licensed Product without Regulatory Exclusivity for which a Valid Claim first comes into existence in a particular country after the date of First Commercial Sale in such country, on the date of first existence or issuance of such Valid Claim royalties shall continue to be payable on Net Sales of such Licensed Product pursuant to Section 7.4(a) at the rates set forth therein, and expire upon the expiration of all Valid Claims that Cover the sale of such Licensed Product in such country. For the purposes of calculating the [*] period above for each Licensed Product in any country within the EU, the [*] period shall start on the date of First Commercial Sale of any particular Licensed Product in the first Major EU Country.
(d)    Royalty Rate Adjustments.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

(i)    Reduction for Generic Products. If a Generic Product is sold by a Third Party in a country where a Licensed Product is generating Net Sales, and the number of units of such Generic Product sold in such country in a particular calendar quarter equals or exceeds [*] of the number of units of the applicable Licensed Product sold in such country before the introduction of the Generic Product, then the royalty rate applicable to Net Sales of such Licensed Product in such country pursuant to Section 7.4(a) thereafter shall be reduced by [*]; provided, however, that such reduction shall not be cumulative with any reductions permitted under Section 7.4(d)(ii) below. For clarity, the royalty rates set forth in Section 7.4(b) are not subject to further reduction pursuant to this Section 7.4(d).
(ii)    Reduction for Third Party Royalties. If, after the Execution Date, Genentech, any Affiliate or any Sublicensee obtains a right or license under any intellectual property of a Third Party, where the making, using, selling, offering for sale, or importing of a Licensed Product by Genentech, any Affiliate, or any Sublicensee would in the absence of such right or license infringe the intellectual property of a Third Party, then Genentech may deduct from the royalty payment that would otherwise have been due under Section 7.4 with respect to Net Sales of such Licensed Product in a particular calendar quarter, an amount equal to [*] pursuant to such right or license on account of such Licensed Product during such calendar quarter; provided, however, that in no event shall the royalties payable on Net Sales of a Licensed Product be reduced by more than [*] in any calendar quarter by operation of this Section 7.4(d)(ii). In addition, to the extent that the royalties on Net Sales of a Licensed Product in a country are reduced pursuant to Section 7.4(d)(i) in a given calendar quarter, Genentech may not make any further deductions from the royalty payment due on such Net Sales pursuant to this Section 7.4(d)(ii) for such calendar quarter.
(iii)     Co-Promoted Product Royalty Rates. If NewLink has exercised its Co-Promote Option under Section 6.4 with respect to a particular Licensed Product or Subsequent Product in the applicable Indication, then the royalty rates set forth in Section 7.4(a) applicable to Net Sales of such Licensed Product or Section 7.5 applicable to Net Sales of Subsequent Product in the applicable Indication following such Co-Promote Option exercise shall be increased by [*] in the Co-Promotion Territory; provided, [*].
(e)    Single Royalty. No more than one royalty payment shall be due under this Section 7.4 with respect to a sale of a particular Licensed Product. For the avoidance of doubt: (a) multiple royalties shall not be payable because the sale of a particular Licensed Product is Covered by more than one (1) Valid Claim in the country in which such Licensed Product is sold; or (b) in no event shall Genentech be obligated to simultaneously pay a royalty under Section 7.4(a) with respect to a sale of a particular Licensed Product in a particular country for which royalties are due under Section 7.4(b) in such country.
(f)    Royalty Reports and Payment. Within [*] after each calendar quarter, commencing with the calendar quarter during which the First Commercial Sale of the first Licensed Product is made anywhere in the world, Genentech shall provide NewLink with a report that contains the following information for the applicable calendar quarter, on a Licensed Product-by-Licensed Product and country-by-country basis: (i) the amount of Sales of the Licensed Products, (ii) a calculation of Net Sales showing deductions provided for in the definition of “Net Sales,” (iii) a

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

calculation of the royalty payment due on such sales, including any royalty reduction made in accordance with Section 7.4(d), (iv) [*] (v) the exchange rate for such country. Concurrent with the delivery of the applicable quarterly report, Genentech shall pay in Dollars all royalties due to NewLink with respect to Net Sales for such calendar quarter.
(g)    Rights Following Expiration of Royalty Term. Upon expiry of Genentech’s payment obligation under this Section 7.4 with respect to a Licensed Product in a country and payment of all royalties due pursuant to this Section 7.4 for Net Sales of such Licensed Product in such country, the license in Section 3.1(a) shall be fully paid-up in respect of that Licensed Product in that country.
(h)    Apportionment of [*] Consideration. Consideration, if any, paid by [*] shall be [*] based on [*]. The [*] shall be calculated [*] to which [*] relates to as follows: (a) [*] in the applicable country, divided by (b) the [*] in the applicable country, less [*] which are allocable to [*], and which are in accordance with the Accounting Standard for such period. The Parties shall negotiate in good faith and agree upon the [*] to be used on a consistent basis to [*] between the Parties (the “[*]”). Genentech shall pay to NewLink [*] within [*] after receipt of the applicable consideration from [*]. For the purpose of clarity, any [*] under [*] shall not (x) be [*] or (y) be [*].
7.5    Payments on Subsequent Products. With respect to each Subsequent Product, Genentech shall pay to NewLink the Subsequent Product Percentage of each of the development and sales milestone payments specified in Section 7.3 and the Subsequent Product Percentage of the royalty payments specified in Section 7.4 in accordance with the terms of Sections 7.3 and 7.4, respectively, mutatis mutandis as if (a) such Subsequent Product were a Next Generation Product, (b) the Subsequent Compound in such Subsequent Product were a Next Generation Compound, and (c) all Patent Rights owned [*] were NewLink Patents or Collaboration Patents. For clarity, Genentech shall be responsible for paying the development milestone payments for each of the first [*] Subsequent Products to achieve each development milestone event set forth in Section 7.3(b) (subject to the [*]). The number of achievements of such milestone events by Next Generation Products shall not be taken into consideration when determining Genentech’s payment obligations under this Section 7.5 nor shall the number of achievements of such milestone events by Subsequent Products be taken into consideration when determining Genentech’s payment obligations under Section 7.3(b).
7.6    Clinical Diligence Fee. On the [*] anniversary of the Effective Date, Genentech shall pay NewLink a clinical diligence fee of [*] Dollars ($[*]) (each a “Clinical Diligence Fee”); provided, however, that no such payment shall be due if Genentech [*]. Any Clinical Diligence Fee payments made pursuant to this Section 7.6 shall be fully creditable against [*]. Genentech’s obligations under this Section 7.6 shall terminate in their entirety upon [*].
7.7    Currency; Exchange Rate. All payments to be made by Genentech to NewLink under this Agreement shall be made in Dollars by bank wire transfer in immediately available funds to a bank account designated in writing by NewLink. The rate of exchange to be used in computing the amount of currency equivalent in Dollars using Genentech’s then-current internal foreign

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

currency translation method actually used on a consistent basis in preparing its audited financial statements.
7.8    Late Payments. If NewLink does not receive payment of any sum due to it on or before the due date therefor, simple interest shall thereafter accrue on the sum due to NewLink from the due date until the date of payment at a per-annum rate of [*] or the maximum rate allowable by applicable Law, whichever is less.
7.9    Taxes.
(a)    Taxes on Income. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the activities of the Parties under this Agreement.
(b)    Tax Cooperation. The Parties agree to cooperate with one another and use reasonable efforts to avoid or reduce tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by Genentech to NewLink under this Agreement. To the extent Genentech is required to deduct and withhold taxes on any payment to NewLink, Genentech shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner, and Genentech shall promptly transmit to NewLink an official tax certificate or other evidence of such payment sufficient to enable NewLink to claim such payment of taxes. NewLink shall provide Genentech any tax forms that may be reasonably necessary in order for Genentech to not withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty, to the extent legally able to do so. NewLink shall use reasonable efforts to provide any such tax forms to Genentech in advance of the due date. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by Law, of withholding taxes or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of Genentech as the Party bearing such withholding tax under this Section 7.9. In addition, the Parties shall cooperate in accordance with Applicable Law to minimize indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes) in connection with this Agreement.
(c)    Taxes Resulting from [*]. If a [*] shall be [*].
7.10    Records and Audit Rights. Each Party and its Affiliates shall maintain, and Genentech shall cause its Sublicensees to maintain, complete and accurate records in sufficient detail to permit the other Party to confirm the accuracy of the amount of Next Gen Research Plan Costs and Joint Development Costs, achievement of milestones, royalty payments and other amounts payable under this Agreement. Upon reasonable prior notice, such records shall be open during regular business hours for a period of [*] from the creation of individual records for examination by an independent certified public accountant selected by the auditing Party and reasonably acceptable to the audited entity for the sole purpose of verifying for the auditing Party the accuracy of the financial reports furnished by the other Party pursuant to this Agreement or of any payments made, or required to be made, by or to the other Party pursuant to this Agreement. Such audits shall not occur more often than once each calendar year. Such auditor shall not disclose the audited entity’s Confidential Information to the auditing Party, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by the other

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

Party or the amount of payments to or by the other Party under this Agreement. Any amounts shown to be owed but unpaid shall be paid within [*] after the accountant’s report, plus interest (as set forth in Section 7.8) from the original due date. The auditing Party shall bear the full cost of such audit unless such audit reveals an underpayment by, the other Party that resulted from a discrepancy in the financial report provided by the other Party for the audited period, which underpayment was more than [*] of the amount set forth in such report, in which case the other Party shall reimburse the auditing Party for the costs for such audit.
If the auditing Party does not request verification of any achievement of milestones, royalty payments and other amounts payable under this Agreement within [*], then the auditing Party will [*].
ARTICLE 8
INTELLECTUAL PROPERTY RIGHTS
8.1    Ownership of Collaboration Intellectual Property.
(a)    NewLink and GNE shall jointly own and have an undivided one-half interest in and to, without a duty of accounting or an obligation to seek consent from the other Party for the exploitation or license of thereof (subject to the licenses granted to the other Party under this Agreement) (i) all Collaboration Intellectual Property conceived, discovered, invented, created, made or reduced to practice or tangible medium solely by employees, agents or contractors of NewLink (“NewLink Collaboration IP”); (ii) all Collaboration Intellectual Property conceived, discovered, invented, created, made or reduced to practice or tangible medium solely by employees, agents or contractors of GNE (“GNE Collaboration IP”); (iii) all Collaboration Intellectual Property conceived, discovered, invented, created, made or reduced to practice or tangible medium by employees, agents or contractors of both NewLink and GNE (“Joint Collaboration IP”). All determinations of inventorship under this Agreement shall be made in accordance with the patent law of the United States. Know-How included in Joint Collaboration IP shall be referred to as “Joint Collaboration Know-How” and Patent Rights included in Joint IP shall be referred to as “Joint Collaboration Patents”.
(b)    This Agreement shall be deemed a joint research agreement under 35 U.S.C. §103(c)(3) and any foreign counterparts entered into for the purpose of researching, identifying and developing Compounds and Licensed Products under the terms set forth herein.
8.2    Disclosure of Collaboration Intellectual Property. Each Party shall promptly disclose to the other Party all Collaboration Intellectual Property, including all invention disclosures or other similar documents submitted to such Party by its, or its Affiliates’, employees, agents or independent contractors relating to such Collaboration Intellectual Property, and shall also respond promptly to reasonable requests from the other Party for additional information relating to such Collaboration Intellectual Property.
8.3    Patent Prosecution.
(a)    Product-Specific Patents.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

(i)    As between the Parties, [*] shall be responsible for filing, prosecuting and maintaining the Product-Specific Patents through outside counsel mutually agreed upon by the Parties (the “Patent Firm”). The Parties hereby agree as of the Execution Date upon the selection of [*] as the initial Patent Firm. [*] shall be responsible for, and shall bear [*] of the costs and expenses of filing, prosecuting and maintaining the Product-Specific Patents. [*] shall consult with [*] and keep [*] reasonably informed of the status of the Product-Specific Patents and shall promptly provide [*] with copies of material correspondence received from any patent authorities in connection therewith. In addition, [*] shall promptly provide [*] with drafts of all proposed material filings and correspondences to any patent authorities with respect to the Product-Specific Patents for [*]’s review and comment prior to the submission of such proposed filings and correspondences. [*] shall confer with [*] and reasonably consider [*]’s comments prior to submitting such filings and correspondences, provided that [*] provides such comments within [*] of receiving the draft filings and correspondences from [*]. If [*] does not provide comments within such period of time, then [*] shall be deemed to have no comment to such proposed filings or correspondences. In case of disagreement between the Parties with respect to the filing, prosecution and maintenance of such Product-Specific Patents, the final decision shall be made by [*]. For the purpose of this Article 8, “prosecution” shall include any post-grant proceeding including supplemental examination, post-grant review proceeding, inter parties review proceeding, patent interference proceeding, opposition proceeding and reexamination.
(ii)    [*] shall notify [*] in writing of any decision not to file, or to cease prosecution and/or maintenance of, any Product-Specific Patent in any country. [*] shall provide such notice at least [*] prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such Product-Specific Patent. In such event, [*] shall permit [*], at its discretion [*], to continue prosecution or maintenance of such Product-Specific Patent in such country. [*]’s prosecution or maintenance of such Product-Specific Patent shall not change the Parties’ respective rights and obligations under this Agreement with respect to such Product-Specific Patent other than those expressly set forth in this Section 8.3(a)(ii).
(b)    [*] Patents.
(i)    As between the Parties, [*] shall be responsible for filing, prosecuting and maintaining the [*], that are not Product-Specific Patents (collectively, the “[*] Patents”). [*] shall be responsible for, and shall reimburse [*] for, [*] of the costs and expenses of filing, prosecuting and maintaining the [*] Patents. [*] shall consult with [*] and keep [*] reasonably informed of the status of the [*] Patents and shall promptly provide [*] with copies of material correspondence received from any patent authorities in connection therewith. In addition, [*] shall promptly provide [*] with drafts of all proposed material filings and correspondences to any patent authorities with respect to the [*] Patents for [*]’s review and comment prior to the submission of such proposed filings and correspondences. [*] shall confer with [*] and reasonably consider [*]’s comments prior to submitting such filings and correspondences, provided that [*] shall provide such comments within [*] of receiving the draft filings and correspondences from [*]. If [*] does not provide comments within such period of time, then [*] shall be deemed to have no comment to such proposed filings or correspondences.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

In case of disagreement between the Parties with respect to the filing, prosecution and maintenance of such [*] Patents, the final decision shall be made by [*].
(ii)    [*] shall notify [*] in writing of any decision to cease prosecution and/or maintenance of, any [*] Patents in any country. [*] shall provide such notice at least [*] prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such [*] Patent. In such event, [*] shall permit [*], at its discretion [*], to continue prosecution or maintenance of such [*] Patent in such country. [*]’s prosecution or maintenance of such [*] Patent shall not change the Parties’ respective rights and obligations under this Agreement with respect to such [*] Patent other than those expressly set forth in this Section 8.3(b)(ii).
(iii)    In the event that [*] decides not to [*] related to a [*] Patent, [*] shall notify [*] in writing and [*] will have no further obligations to [*] regarding such Patent, and [*].
(c)    [*] Patents.
(i)    As between the Parties, [*] shall be responsible for filing, prosecuting and maintaining the [*] that are not Product-Specific Patents or [*] Patents (the “[*] Patents”), at its own cost and expense. [*] shall consult with [*] and keep [*] reasonably informed of the status of the [*] Patents and shall promptly provide [*] with copies of material correspondence received from any patent authorities in connection therewith. In addition, [*] shall promptly provide [*] with drafts of all proposed material filings and correspondences to any patent authorities with respect to the [*] Patents for [*]’s review and comment prior to the submission of such proposed filings and correspondences. [*] shall confer with [*] and reasonably consider [*]’s comments prior to submitting such filings and correspondences, provided that [*] shall provide such comments within [*] of receiving the draft filings and correspondences from [*]. If [*] does not provide comments within such period of time, then [*] shall be deemed to have no comment to such proposed filings or correspondences. In case of disagreement between the Parties with respect to the filing, prosecution and maintenance of such [*] Patents, the final decision shall be made by [*].
(ii)    [*] shall notify [*] in writing of any decision to cease prosecution and/or maintenance of, any [*] Patents in any country. [*] shall provide such notice at least [*] prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such [*] Patent. In such event, [*] shall, to the extent it has the rights to do so, permit [*], at its discretion [*], to continue prosecution or maintenance of such [*] Patent in such country. [*]’s prosecution or maintenance of such [*] Patent shall not change the Parties’ respective rights and obligations under this Agreement with respect to such [*] Patent other than those expressly set forth in this Section 8.3(c)(ii).
(d)    Collaboration. When a Party assumes the responsibilities for the prosecution and maintenance of a Patent under Section 8.3(a)(ii), 8.3(b)(ii) or 8.3(c)(ii), the other Party shall promptly transfer to such Party the patent prosecution files for such Patent and provide reasonable assistance in the transfer of the prosecution responsibilities. The Party assuming such prosecution and maintenance responsibilities shall have the right to engage its own counsel to do so.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

8.4    Patent Enforcement.
(a)    Each Party shall notify the other within [*] of becoming aware of (a) any alleged or threatened infringement by a Third Party of any Product-Specific Patent or any “patent certification” filed in the United States under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) or similar provisions in other jurisdictions alleging the invalidity, unenforceability or non-infringement of any Product-Specific Patent (collectively, “Specific Infringement”) or (b) any alleged or threatened infringement by a Third Party of any NewLink Patent or Genentech Patent (other than a Product-Specific Patent) through the manufacture, use, offer for sale, sale or importation of a Licensed Product or any “patent certification” filed in the United States under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) or similar provisions in other jurisdictions alleging the invalidity, unenforceability or non-infringement of any NewLink Patent or Genentech Patent with respect to a Licensed Product (collectively, “Product Infringement”).
(b)    GNE shall have the first right to bring and control any legal action in connection with any Specific Infringement or Product Infringement at its own expense as it reasonably determines appropriate, and NewLink shall have the right to be represented in any such action by counsel of its choice. If GNE decides not to bring such legal action, it shall so notify NewLink promptly in writing and NewLink shall have the right to bring and control any legal action in connection with such Specific Infringement or Product Infringement, except to the extent such infringement is under a GNE Patent, at its own expense as it reasonably determines appropriate after consultation with GNE.
(c)    NewLink shall have the exclusive right to enforce the NewLink Patents that are not Product-Specific Patents for any infringement that is not a Product Infringement at its own expense as it reasonably determines appropriate. GNE shall have the exclusive right to enforce the Genentech Patents that are not Product-Specific Patents for any infringement that is not a Product Infringement at its own expense as it reasonably determines appropriate.
(d)    At the request of the Party bringing the action, the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required.
(e)    In connection with any such proceeding, the Party bringing the action shall not enter into any settlement admitting the invalidity of, or otherwise impairing the other Party’s rights in, the NewLink Patents or Genentech Patents without the prior written consent of the other Party.
(f)    Any recoveries resulting from enforcement action relating to a claim of Specific Infringement or Product Infringement shall be first applied against payment of each Party’s costs and expenses in connection therewith. Any such recoveries in excess of such costs and expenses (the “Remainder”) shall be shared by the Parties as follows: [*] of such Remainder shall be [*], and [*] of such Remainder shall be [*].
8.5    Trademarks. Genentech shall have the right to brand the Licensed Products using Genentech related trademarks and any other trademarks and trade names it determines appropriate

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

for the Licensed Products, which may vary by country or within a country (“Product Marks”). Genentech shall own all rights in the Product Marks and shall register and maintain the Product Marks in the countries and regions that it determines reasonably necessary, at Genentech’s cost and expense. If NewLink exercises its Co-Promotion Option for a Licensed Product, [*], to the extent legally possible under applicable Law.
8.6    Cooperation. Each Party shall execute such documentation as may be necessary or appropriate, and provide reasonable assistance and cooperation, to implement the provisions of this Article 8. Each Party shall to the extent legally possible under relevant national or local laws require all of its employees, its Affiliates and any Third Parties working pursuant to this Agreement on its behalf, to assign (or otherwise convey rights) to such Party any Patents and Know-How discovered, conceived or reduced to practice by such employee, Affiliate or Third Party, and to cooperate with such Party in connection with obtaining patent protection therefor.
ARTICLE 9
CONFIDENTIALITY; PUBLICATION
9.1    Duty of Confidence. Subject to the other provisions of this Article 9:
(a)    all Confidential Information of a Party (the “Disclosing Party”) shall be maintained in confidence and otherwise safeguarded by the other Party (the “Receiving Party”) and its Affiliates, using Commercially Reasonable Efforts, but in any event no less than in the same manner and with the same protections as the Receiving Party maintains its own confidential information;
(b)    the Receiving Party may only use any such Confidential Information for the purposes of performing its obligations or exercising its rights under this Agreement; and
(c)    the Receiving Party may disclose Confidential Information of the other Party to: (i) its Affiliates and sublicensees; and (ii) employees, directors, agents, contractors, consultants and advisers of the Receiving Party and its Affiliates and sublicensees, in each case to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided that such Persons are bound by legally enforceable obligations to maintain the confidentiality of the Confidential Information in a manner consistent with the confidentiality provisions of this Agreement.
9.2    Exceptions. The foregoing obligations as to particular Confidential Information of a Disclosing Party shall not apply to the extent that the Receiving Party can demonstrate through competent evidence that such Confidential Information:
(a)    is known by the Receiving Party at the time of its receipt without an obligation of confidentiality, and not through a prior disclosure by the Disclosing Party, as documented by the Receiving Party’s business records;

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

(b)    is in the public domain before its receipt from the Disclosing Party, or thereafter enters the public domain through no fault of the Receiving Party;
(c)    is subsequently disclosed to the Receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the Disclosing Party; or
(d)    is developed by the Receiving Party independently and without use of or reference to any Confidential Information received from the Disclosing Party, as documented by the Receiving Party’s business records.
No combination of features or disclosures shall be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party, unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.
9.3    Authorized Disclosures. Notwithstanding the obligations set forth in Sections 9.1 and 9.4, a Party may disclose the other Party’s Confidential Information (including this Agreement and the terms herein) to the extent:
(a)    such disclosure: (i) is reasonably necessary for the filing or prosecuting Patent Rights as contemplated by this Agreement; (ii) is reasonably necessary in connection with regulatory filings for Licensed Products; (iii) is reasonably necessary for the prosecuting or defending litigation as contemplated by this Agreement; or (iv) is made to any Third Party bound by written obligation of confidentiality and non-use substantially consistent with to those set forth under this Article 9, to the extent otherwise necessary or appropriate in connection with the exercise of its rights or the performance of its obligations hereunder;
(b)    such disclosure is reasonably necessary: (i) to such Party’s directors, attorneys, independent accountants or financial advisors for the sole purpose of enabling such directors, attorneys, independent accountants or financial advisors to provide advice to such Party, provided that in each such case on the condition that such directors, attorneys, independent accountants and financial advisors are bound by confidentiality and non-use obligations substantially consistent with those contained in this Agreement; or (ii) to actual or potential investors, acquirors, (sub)licensees and other financial or commercial partners solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition or collaboration; provided that in each such case on the condition that such Persons are bound by confidentiality and non-use obligations substantially consistent with those contained in the Agreement;
(c)    such disclosure is required by judicial or administrative process, provided that in such event such Party shall promptly notify the other Party in writing of such required disclosure, to the extent possible, and provide the other Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Article 9, and the Party disclosing Confidential Information pursuant to Law or court order shall take all steps reasonably necessary, including seeking of confidential treatment or a protective order, to ensure the continued confidential treatment of such Confidential Information.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

9.4    Publications. Except as otherwise expressly provided herein, neither Party shall disclose by any means (including electronically) any Confidential Information of the other Party, or information related to the Next Gen Research Program or Initial Development Plan, without the other Party’s prior written consent. Subject to the preceding sentence, in the event a Party wishes to publish or orally present information relating to or arising from Confidential Information of the other Party or information related to the Next Gen Research Program or Initial Development Plan, such Party shall submit to the other Party all materials related to the proposed publication or presentation (including, without limitation, posters, abstracts, manuscripts and written descriptions of oral presentations) at least [*] ([*] for abstracts only) prior to the date of submission for publication or the date of presentation, whichever is earlier, of any such submitted materials. The other Party shall review such submitted materials and respond to the submitting Party as soon as reasonably possible, but in any case within [*] ([*] for abstracts only) of receipt thereof. At the option of the reviewing Party, the submitting Party shall (a) modify or delete from such proposed publication or presentation any Confidential Information of the reviewing Party and/or (b) delay the date of such submission for publication or the date of such presentation for a period of time sufficiently long (but in no event longer than [*]) to permit the reviewing Party to seek appropriate patent protection. In the event the reviewing Party does not respond within the period specified above, the submitting Party will be free to make such proposed publication or presentation. For clarity, Parties acknowledge that as of the Execution Date, NewLink has [*] relating to [*], and such [*].
9.5    Publicity; Use of Names.
(a)    The Parties will agree on language of a press release announcing this Agreement to be issued by the Parties promptly after the mutual execution of the Agreement. No other disclosure of the existence or the terms of this Agreement or the subject hereof (“Disclosure”) may be made by either Party or its Affiliates except as provided in Section 9.3 and this Section 9.5. No Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employees in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, except as provided in this Section 9.5 or with the prior express written permission of the other Party, except as may be required by applicable Law.
(b)    A Party may disclose this Agreement in securities filings with the Securities Exchange Commission (the “SEC”) or equivalent foreign agency to the extent required by applicable Law. In such event, the Party seeking such disclosure shall prepare a draft confidential treatment request and proposed redacted version of this Agreement to request confidential treatment for this Agreement, and the other Party agrees to promptly (and in any event, no less than [*] after receipt of such confidential treatment request and proposed redactions) gives its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the time lines proscribed by applicable Law. The Party seeking such disclosure shall reasonably consider any comments thereto provided by the other Party within [*] following such receipt.
(c)    Each Party acknowledges that the other Party may be legally required to make public disclosures (including in filings with the Governmental Authorities) of certain terms of or material developments or material information generated under this Agreement and agrees that each Party may make such disclosures as required by Law, provided that the Party seeking such

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

disclosure first provides the other Party a copy of the proposed disclosure, and shall reasonably consider any comments thereto provided by the other Party within [*] (or such shorter period as required by the Securities Exchange Act of 1934, including the regulations promulgated thereunder, as amended) after the receipt of such proposed disclosure. In the event the reviewing Party would prefer not to make the proposed Disclosure, the Party seeking such Disclosure shall either (i) limit the proposed Disclosure to address the concerns of the other Party or (ii) provide a written opinion from counsel stating that such limited Disclosure is not sufficient to comply with the applicable law, rule or regulation.
(d)    Other than the press release described in subsection (a) above, the Parties agree that the portions of any other news release or other public announcement relating to this Agreement or the performance hereunder that would disclose information other than that already in the public domain, shall first be reviewed and approved by both Parties (with such approval not to be unreasonably withheld or delayed); provided, however, that notwithstanding the foregoing, NewLink shall have the right to disclose publicly (including on its website): (i) the fact that it has entered into this Agreement; (ii) the receipt of any milestone payments under this Agreement; (iii) Marketing Approval of any Licensed Product; (iv) the First Commercial Sale of any Licensed Product; and (vi royalties received from Genentech. For each such disclosure, unless NewLink otherwise has the right to make such disclosure under this Article 9, NewLink shall provide Genentech with a draft of such disclosure at least [*] (or if such press release is being issued in conjunction with a filing under subsection (c) above, such shorter period as required by the Securities Exchange Act of 1934, including the regulations promulgated thereunder, as amended) prior to its intended release for Genentech’s review and comment, and shall consider Genentech’s comments in good faith. If NewLink does not receive comments from Genentech within the period specified above, NewLink shall have the right to make such disclosure without further delay. The Parties shall use reasonable efforts to coordinate the timing of such disclosures to be outside the trading hours of the NASDAQ stock market, provided that neither Party shall be required to so delay such a disclosure where such delay would reasonably be expected to give rise to liability for or sanctions upon such Party in such Party’s sole judgment.
9.6    Attorney-Client Privilege. Neither Party is waiving, nor shall be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges or the like as a result of disclosing information pursuant to this Agreement, or any of its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The Parties: (a) share a common legal and commercial interest in such disclosure that is subject to such privileges and protections; (b) are or may become joint defendants in proceedings to which the information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either Party become subject to any actual or threatened proceeding to which the Disclosing Party’s Confidential Information covered by such protections and privileges relates; and (d) intend that after the Execution Date both the Receiving Party and the Disclosing Party shall have the right to assert such protections and privileges.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

ARTICLE 10
TERM AND TERMINATION
10.1    Term. The term of this Agreement (the “Term”) shall commence upon the Effective Date and, unless earlier terminated as set forth in Section 10.2 below, continue in full force and effect, on a country-by-country and Licensed Product-by-Licensed Product basis, until there is no remaining royalty payment or other payment obligation of Genentech in such country with respect to such Licensed Product, at which time this Agreement shall expire with respect to such Licensed Product in such country. The Term shall expire on the date this Agreement has expired in its entirety with respect to all Licensed Products in all countries in the Territory.
10.2    Termination.
(a)    Termination by Genentech for Convenience. At any time after the expiration of the Next Gen Research Term, Genentech may terminate this Agreement for convenience either in its entirety or with respect to either NLG919 or the Next Generation Compounds by providing written notice of termination to NewLink, which notice includes an effective date of termination at least one hundred eighty (180) days after the date of the notice.
(b)    Termination by Either Party for Material Breach. If either Party believes in good faith that the other is in material breach of its obligations hereunder (including an uncured breach by Genentech of its obligations under Section 7.6 (Clinical Diligence Fee)) then the non-breaching Party may deliver notice of such breach to the other Party. For all breaches other than a failure to make a payment as set forth in this Agreement, the allegedly breaching Party shall have [*] from receipt of such notice to dispute or cure such breach; provided, that if such breach is not capable of being cured within such [*] period, the cure period shall be extended for such amount of time that the Parties may agree in writing is reasonably necessary to cure such breach, so long as (1) the breaching Party is making diligent efforts towards curing the breach, and (2) the Parties agree on an extension within such [*] period. For any breach arising from a failure to make a payment set forth in this Agreement, the allegedly breaching Party shall have [*] from receipt of the notice to dispute or cure such breach. If the Party receiving notice of breach fails to cure, or fails to dispute, that breach within the applicable period set forth above, then the Party originally delivering the notice of breach may terminate this Agreement effective on written notice of termination to the other Party. Notwithstanding anything to the contrary herein, if the allegedly breaching Party in good faith disputes (i) whether a breach is material or has occurred, or (ii) the alleged failure to cure or remedy such material breach, and provides written notice of that dispute to the other Party within the applicable period set forth above, then the matter shall be addressed under the dispute resolution provisions in Article 13, and the Party seeking to terminate this Agreement for breach may not so terminate this Agreement until it has been determined under Article 13 that the allegedly breaching Party is in material breach of this Agreement, and such breaching Party further fails to cure such breach within [*] (or such longer cure period as determined by the arbiter of such dispute resolution) after the conclusion of that dispute resolution procedure. It is agreed and understood by the Parties that in the event NewLink seeks to terminate pursuant to

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

this Section 10.2(b) due to Genentech’s uncured breach of its obligations under Section 5.5 (Diligence), to the extent [*], NewLink may [*] with respect to [*] obligations under Section 5.5.
(c)    Termination by Either Party for Insolvency or Bankruptcy. Either Party may terminate this Agreement effective on written notice to the other Party upon the liquidation, dissolution, winding‑up, insolvency, bankruptcy, or filing of any petition therefor, appointment of a receiver, custodian or trustee, or any other similar proceeding, by or of the other Party where such petition, appointment or similar proceeding is not dismissed or vacated within [*] an where such petition, appointment or similar proceeding is not a part of any bona fide reorganization of a Party or its Affiliates.
(d)    Termination by NewLink for Patent Challenge.
(i)    Except to the extent the following is unenforceable under the Laws of a particular jurisdiction, NewLink may terminate this Agreement if Genentech or its Affiliates or Sublicensees (with respect to the NewLink Patents sublicensed to such sublicensee), individually or in association with any other person or entity, commences a legal action challenging the validity, enforceability or scope of any NewLink Patent.
(ii)    Notwithstanding the foregoing, if a [*], NewLink shall not have the right to terminate this Agreement if, within [*] thereafter, Genentech delivers a [*].
(iii)    Notwithstanding the foregoing, [*], NewLink shall not have the right to terminate this Agreement if, within [*], the legal action is withdrawn or dismissed.
(iv)    Nothing in this Agreement shall prevent or limit Genentech or its Affiliates or its or their sublicensees from challenging the validity, enforceability, or scope of any claim of the NewLink Patents as a defense to any claim for infringement of the NewLink Patents asserted by NewLink or its Affiliates.
10.3    Effects of Termination in General. Upon the termination of this Agreement for any reason, the following shall apply (in addition to any other rights and obligations under this Agreement with respect to such termination, including under Section 10.7):
(a)    Termination of Licenses; No Exclusivity. Upon the effective date of such termination, (i) all licenses and other rights granted to Genentech under the NewLink Technology, other than the license in Section 3.1(b) shall terminate and (ii) neither Party shall have any further obligations under Section 3.5.
(b)    Return of Confidential Information. It is understood and agreed, that each Party shall have a continuing right to use and disclose Confidential Information of the other Party under any surviving licenses pursuant to this Article 10. Subject to the foregoing, following expiration or any early termination of this Agreement, the Receiving Party shall return to the Disclosing Party or destroy all Confidential Information of the Disclosing Party in its possession as of the effective date of termination (with the exception of one copy of such Confidential Information, which may be retained by the Receiving Party in its legal archives to confirm

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

compliance with the non‑use and non‑disclosure provisions of this Agreement), and any Confidential Information of the Disclosing Party contained in its laboratory notebooks or databases.
(c)    Inventory at Termination. At NewLink’s election and request, and except to the extent necessary to enable Genentech to fulfill its supply obligation to NewLink pursuant to Section10.4(e)(i) or except as necessary for Genentech to comply with Regulatory Authority retention requirements, Genentech shall transfer to NewLink or its designee any and all inventory of Reversion Compounds and Advanced Reversion Products ([*]) then in the possession or control of Genentech, its Affiliates or Sublicensees, and Genentech shall use commercially reasonable efforts to continue, have continued or to transfer to NewLink (at Genentech’s election) any ongoing stability studies pertaining to any materials so transferred; provided that NewLink shall pay Genentech a price equal to Genentech’s fully burdened cost of goods of such transferred Reversion Compounds and Reversion Products.
(d)    Termination Press Releases. In the event of termination of this Agreement for any reason and subject to the provisions of Section 9.5, the Parties shall cooperate in good faith to coordinate public disclosure of such termination, and shall not, except to the extent required by applicable Law, disclose such information without the prior approval of the other Party. The principles to be observed in such disclosures shall be accuracy, compliance with applicable Law and regulatory guidance documents, and reasonable sensitivity to potential negative investor reaction to such news.
10.4    Effect of Termination of Agreement by Genentech under Section 10.2(a) or by NewLink under Section 10.2(b), 10.2(c) or 10.2(d). Upon the termination of this Agreement in its entirety or with respect to either NLG919 or the Next Generation Compounds by Genentech under Section 10.2(a) or by NewLink under Section 10.2(b), 10.2(c) or 10.2(d), the following shall apply with respect to the applicable Reversion Compounds being terminated (in addition to any other rights and obligations under this Agreement with respect to such termination):
(a)    License Grant. Genentech hereby grants, effective upon such termination, to NewLink an exclusive (even as to Genentech), sublicenseable, worldwide, royalty-bearing, license under the Genentech Reversion Technology to research, develop, import, use, make, have made, offer for sale and sell Reversion Compounds and Reversion Products (including as part of a NewLink Combination Therapy) in the Field in the Territory. The foregoing license in this Section 10.4(a) does not include any rights for NewLink to research, develop, make, have made, sell or offer for sale any proprietary compound or other Active Ingredient of Genentech that is not a Reversion Product. [*]
The license granted in this Section 10.4(a) shall be exclusive of any rights under Patent Rights or information controlled by Genentech for which Genentech would incur a financial obligation to a Third Party by the grant of such license to NewLink for NewLink’s development, manufacturing or commercialization activities under such license, unless NewLink agrees in writing to pay to Genentech for the full amount of such financial obligation (including all fees, payments and/or royalties).

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

(b)    Patent Prosecution and Enforcement. With respect to the Patent Rights exclusively licensed to NewLink pursuant to Section 10.4(a), NewLink shall have the patent prosecution rights and [*] and the patent enforcement rights set forth in Section 8.4 as if such Patent Rights were [*].
(c)    Regulatory Materials; Data. Within [*] of the effective date of such termination, unless otherwise agreed by the Parties, Genentech shall transfer to NewLink, all Regulatory Materials relating to any Reversion Products, all study protocols for and data from preclinical, non-clinical and clinical studies conducted by or on behalf of Genentech, its Affiliates or Sublicensees relating to any Reversion Products and all pharmacovigilance data (including all adverse event databases) relating to any Reversion Products. Genentech shall assign to NewLink all of the foregoing, except to the extent [*]. At NewLink’s request, Genentech shall provide NewLink with assistance with any inquiries and correspondence with Regulatory Authorities relating to any Reversion Product for a period of [*] after such termination, not to exceed [*] FTE hours. Unless the Parties agree otherwise, such Regulatory Materials to the extent related to an Active Ingredient proprietary to Genentech will be deemed Genentech’s Confidential Information.
(d)    Trademarks. Genentech shall transfer and assign, and shall ensure that its Affiliates transfer and assign, to NewLink, at no cost to NewLink, all Product Marks relating to any Advanced Reversion Product and any applications therefor (excluding any such marks that [*]). NewLink and its Affiliates and licensees shall have the right to use other identifiers specific to any Advanced Reversion Product [*].
(e)    Transition Assistance. Genentech shall provide the following transitional assistance, at its own cost unless specifically set forth below:
(i)    At NewLink’s request, Genentech shall: (A) manufacture and supply NewLink with Advanced Reversion Products at [*] for a period of [*] after such termination; (B) to the extent [*], assign or transfer to NewLink any manufacturing agreement between Genentech and a Third Party contract manufacturer with respect to any Advanced Reversion Product, provided that such manufacturing agreement does not also pertain to products that are not Advanced Reversion Products; and/or (C) transfer to NewLink (or its designee) all Know-How and materials to enable NewLink or such designee to assume the manufacture and supply of any Advanced Reversion Product and shall provide reasonable technical assistance in connection therewith.
(ii)    If at the time of such termination, Genentech or its Affiliates are conducting any clinical trials for a Reversion Product, then Genentech shall pay for the costs of all such clinical trials for up to [*] after the effective date of termination and, at NewLink’s election with respect to any such trial that does not involve the combination of a Reversion Product with an Active Ingredient that is proprietary to Genentech, Genentech shall cooperate, and shall ensure that its Affiliates cooperate, with NewLink to transfer the conduct of all such clinical trials to NewLink, in which case NewLink shall assume any and all liability for the conduct of such transferred clinical trials after the effective date of such termination (except (A) for Genentech’s obligation to pay costs pursuant to this subsection (ii) and (B) to the extent arising prior to the transfer date or from any act or omission by Genentech, its Affiliates or their respective employees, agents and contractors). With respect to any clinical trials that Genentech or its Affiliates is conducting at the time of

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

termination that are not transferred to NewLink pursuant to the preceding sentence, Genentech shall, at its expense, orderly wind-down the conduct of any such clinical trial.
10.5    NewLink’s Material Breach of Certain Provisions. If NewLink materially breaches [*], then if Genentech has the right to terminate this Agreement pursuant to Section 10.2(b) on account of such breach (following notice, opportunity to cure and dispute resolution, if applicable), Genentech shall have the right, [*], to elect by providing written notice to NewLink, to [*].
10.6    In-License of Compounds by Genentech Following Termination. Following termination of the Agreement in its entirety or with respect to [*], Genentech shall have the right, [*], to in-license from a Third Party a Compound, provided that such Compound [*] or otherwise [*].
10.7    Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination, nor shall it preclude either Party from pursuing any rights and remedies it may have hereunder at law or in equity which accrued or are based upon any event occurring prior to the effective date of such expiration or termination. Without limiting the foregoing and in addition to any provisions specified in this Article 10 as surviving under the applicable circumstances, the provisions of Articles 1, 7 (with respect to payments accrued before the date of expiration or termination), 9, 12, 13 and 14, and Sections 3.1(b), 3.3(b), 4.5, 5.6, 8.1, 8.3(d), 8.6, 10.3, 10.4, 10.6, 10.7 and 10.8 shall survive the expiration or termination of this Agreement.
10.8    Termination Not Sole Remedy. Termination, or exercise by Genentech of its rights pursuant to Section 10.5, is not the sole remedy under this Agreement and, whether or not termination or exercise of such rights is effected, and notwithstanding anything contained in this Agreement to the contrary, all other remedies shall remain available except as agreed to otherwise herein.
ARTICLE 11
REPRESENTATIONS AND WARRANTIES
11.1    General Representations and Warranties. Each Party represents and warrants to the other Party as of the Execution Date that:
(a)    it is validly organized under the laws of its jurisdiction of incorporation;
(b)    it has obtained all necessary consents, approvals and authorizations of all governmental authorities and other persons or entities required to be obtained by it in connection with this Agreement;
(c)    the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on its part;

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

(d)    it has the full right, power and authority to enter into this Agreement, and to fully perform its obligations hereunder;
(e)    this Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and neither this Agreement nor performance of its obligations hereunder will conflict with any agreement, contract, instrument, understanding or other arrangement, oral or written, to which it is a party or by which it may be bound, nor violate any material Law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it; and
(f)    it follows reasonable commercial practices common in the industry to protect its proprietary and confidential information, including requiring its employees, consultants and agents to be bound in writing by obligations of confidentiality and non-disclosure, and requiring its employees, consultants and agents to assign to it any and all inventions and discoveries discovered by such employees, consultants or agents made within the scope of, and during their employment, and only disclosing proprietary and confidential information to Third Parties pursuant to written confidentiality and non-disclosure agreements.
11.2    Representations and Warranties by NewLink. NewLink represents and warrants to Genentech as of the Execution Date that:
(a)    it has the right to grant the licenses and rights granted herein to Genentech and it has not granted, and will not grant during the term of this Agreement, any license, right or interest in, to or under the NewLink Technology or any portion thereof, to any Third Party that is inconsistent with the licenses and rights granted to Genentech herein;
(b)    it has not received any written notice from any Third Party asserting or alleging that the development prior to the Execution Date of NLG919 Products or Next Generation Compounds in existence as of the Execution Date infringed or misappropriated the intellectual property rights of such Third Party;
(c)    to NewLink’s knowledge, the development prior to the Execution Date of NLG919 Products or Next Generation Compounds in existence as of the Execution Date did not infringe any valid intellectual property rights owned or possessed by any Third Party and did not breach any obligation of confidentiality or non-use owed by NewLink to a Third Party; and
(d)    there are no judgments or settlements against or owed by NewLink, and to NewLink’s knowledge, there are no pending or threatened claims, actions or litigation, or arbitration proceedings in each case relating to any NewLink Technology.
11.3    Representations and Warranties by GNE. GNE represents and warrants to NewLink as of the Execution Date that GNE and to GNE’s knowledge, Genentech (other than GNE) has the right to grant the license and rights herein to NewLink and GNE and Genentech (other than GNE) have not granted any license, right or interest in, to or under the Genentech Technology to any Third Party that is inconsistent with the licenses granted to NewLink under Section 3.3 and Section 10.4.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

11.4    Mutual Covenants.
(a)    No Debarment. In the course of the Research of the Compounds, and the Development and Commercialization of the Licensed Products, neither Party (nor its Affiliates shall use any employee or consultant (including of any (sub)licensee) who has been debarred or disqualified by any Regulatory Authority, or, to such Party’s or its Affiliates’ knowledge, is the subject of debarment or disqualification proceedings by a Regulatory Authority. Each Party shall notify the other Party promptly upon becoming aware that any of its or its Affiliates’ employees or consultants has been debarred or is the subject of debarment or disqualification proceedings by any Regulatory Authority.
(b)    Compliance. Each Party and its Affiliates shall comply in all material respects with all applicable Laws (including all anti-bribery laws) in the Research of the Compounds, and the Development and Commercialization of the Licensed Products and performance of its obligations under this Agreement.
11.5    No Other Warranties. EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 11, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF NEWLINK OR GENENTECH; AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE HEREBY EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.
ARTICLE 12
INDEMNIFICATION; LIABILITY; INSURANCE
12.1    Indemnification by NewLink. NewLink shall indemnify and hold Genentech, its Affiliates and their respective officers, directors, agents and employees (“Genentech Indemnitees”) harmless from and against any and all liabilities, damages, settlements, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys’ fees and other expenses of litigation) (collectively, “Losses”) arising, directly or indirectly out of or in connection with any Claims against them to the extent arising or resulting from:
(a)    the negligence, recklessness or willful misconduct of any of the NewLink Indemnitees; or
(b)    the breach of any of the warranties or representations made by NewLink to Genentech under this Agreement; or
(c)    any breach by NewLink of its obligations pursuant to this Agreement; or
(d)    activities performed by NewLink in connection with the exercise of its licenses and rights under this Agreement;

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

except in each case, to the extent such Claims result from the breach by any Genentech Indemnitee of any covenant, representation, warranty or other agreement made by or obligation of Genentech in this Agreement or the negligence, recklessness or willful misconduct of any Genentech Indemnitee.
12.2    Indemnification by Genentech. Genentech shall indemnify and hold NewLink, its Affiliates, and their respective officers, directors, agents and employees (“NewLink Indemnitees”) harmless from and against any Losses arising, directly or indirectly out of or in connection with any Claims arising under or related to this Agreement against them to the extent arising or resulting from:
(a)    activities performed by Genentech or its Affiliates or Sublicensees in connection with the exercise of its licenses and rights under this Agreement, including the research of Compounds or Development or Commercialization of Licensed Products or Subsequent Products by or on behalf of Genentech or any Affiliates or Sublicensees; or
(b)    the negligence, recklessness or willful misconduct of any of the Genentech Indemnitees; or
(c)    the breach of any of the warranties or representations made by Genentech to NewLink under this Agreement; or
(d)    any breach by Genentech of its obligations pursuant to this Agreement;
except in each case, to the extent such Claims result from the breach by any NewLink Indemnitee of any covenant, representation, warranty or other agreement made by or obligation of NewLink in this Agreement or the negligence, recklessness or willful misconduct of any NewLink Indemnitee.
12.3    Indemnification Procedure. If either Party is seeking indemnification under Sections 12.1 or 12.2 (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the Claim giving rise to the obligation to indemnify pursuant to such Section as soon as reasonably practicable after receiving notice of the Claim. The Indemnifying Party shall have the right to assume the defense of any such Claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any Claim that has been assumed by the Indemnifying Party. Neither Party shall have the obligation to indemnify the other Party in connection with any settlement made without the Indemnifying Party’s written consent, which consent shall not be unreasonably withheld or delayed. If the Parties cannot agree as to the application of Section 12.1 or 12.2 as to any Claim, pending resolution of the Dispute pursuant to Article 13, the Parties may conduct separate defenses of such Claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 12.1 or 12.2 upon resolution of the underlying Claim.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

12.4    Mitigation of Loss. Each Indemnified Party shall take and shall procure that its Affiliates take all such reasonable steps and action as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any Losses arising out of or in connection with any Claims under this Article 12. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.
12.5    Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 12.5 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 12.1 OR 12.2, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ITS OBLIGATIONS HEREUNDER PURSUANT TO ARTICLE 9 OR SECTION 3.5.
12.6    Insurance. Coverage. Each Party shall procure and maintain insurance coverage as set forth in this Section 12.6 at its own cost; provide however Genentech has the right, in its sole discretion, to self-insure, in part or in whole, for any such coverage.
(i)    Each Party shall maintain commercial general liability (“CGL”) insurance, including contractual liability, combined single limit for bodily injury and property damage liability, in the minimum amount per occurrence of: (A) [*] dollars ($[*]) commencing as of the Execution Date; (B) [*] dollars ($[*]) commencing at least [*] prior to any period during which such Party (or its Sublicensees) is conducting a clinical trial with any Licensed Product; and (C) [*] dollars ($[*]) commencing at least [*] prior to any period during which such Party (or its Sublicensees) is co-promoting or selling any Licensed Products.
(ii)    Each Party shall maintain products liability insurance, including contractual liability, combined single limit for bodily injury and property damage liability, in the minimum amount of: (A) [*] dollars ($[*]) commencing at least [*] prior to any period during which such Party (or its Sublicensees) is conducting a clinical trial with any Licensed Product and (B) [*] dollars ($[*]) commencing at least [*] prior to any period during which such Party (or its Sublicensees) is co-promoting or selling any Licensed Products.
(iii)    Each Party shall maintain (i) workers’ compensation insurance according to applicable law and (ii) employers’ liability insurance, in the minimum amount of [*] dollars ($[*]). Each Party agrees to waive its right of subrogation with respect to any workers’ compensation claim.
(b)    Additional Requirements. Except to the extent that a Party self-insures, the following provisions shall apply:
(i)    All insurance coverage shall be primary insurance with respect to each Party’s own participation under this Agreement and shall be maintained with an insurance company or companies having an A.M. Best’s rating (or its equivalent) of A‑XII.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

(ii)    Each Party shall name the other Party as an additional insured under its CGL and Products Liability insurance policies.
(iii)    Each Party’s aggregate deductibles under its CGL and Products Liability and insurance policies shall be reasonably satisfactory to the other Party.
(iv)    On request, each Party shall provide to the other Party certificates of insurance evidencing the insurance coverage required under this Section 12.6. Each Party shall provide to the other Party at least [*] prior written notice of any cancellation, nonrenewal or material change in any of the required insurance coverages.
(c)    The insurance coverage required pursuant to this Section 12.6 shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 12.
ARTICLE 13
DISPUTE RESOLUTION
13.1    Internal Resolution. The Parties recognize that a Dispute may from time to time arise during the Term. Unless otherwise expressly provided in this Agreement, such Disputes between NewLink and Genentech will be resolved as set forth in this Article 13. In the event of the occurrence of such a Dispute, the Parties shall first refer such Dispute to their respective Alliance Managers for attempted resolution by good faith negotiations within [*] after such referral. If such Dispute is not resolved within such [*] period, either NewLink or Genentech may refer such Dispute to the Executive Officers for resolution, prior to proceeding under the other provisions of this Article 13. A Dispute shall be referred to such Executive Officers upon one Party providing the other Party with notice that such Dispute exists, and such Executive Officers (or their authorized designees) shall attempt to resolve such Dispute through good faith discussions. In the event that such Dispute is not resolved within [*] of such other Party’s receipt of such notice, subject to Section 13.3, either Party may initiate the Dispute resolution provisions in Section 13.2. The Parties agree that any discussions between such Executive Officers (or their authorized designees) regarding such Dispute do not constitute settlement discussions, unless the Parties agree otherwise in writing.
13.2    Arbitration.
(a)        Rules. Except as otherwise expressly provided in this Agreement (including under Section 13.3, the Parties agree that any Dispute not resolved internally by the Parties pursuant to Section 13.1 shall be resolved through binding arbitration conducted by the American Arbitration Association in accordance with the then prevailing Commercial Arbitration Rules of the American Arbitration Association (for purposes of Article 13, the “Rules”), except as modified in this Agreement, applying the substantive law specified in Section 14.8.
(b)    Arbitrators; Location. Each Party shall select one (1) arbitrator, and the two (2) arbitrators so selected shall choose a third arbitrator. All three (3) arbitrators shall serve as neutrals and have at least ten (10) years of (i) dispute resolution experience (which may include judicial experience) or (ii) legal or business experience in the biotech or pharmaceutical industry.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

In any event, at least one (1) arbitrator shall satisfy the foregoing experience requirement under clause (ii). If a Party fails to nominate its arbitrator, or if the Parties’ arbitrators cannot agree on the third arbitrator, the necessary appointments shall be made in accordance with the Rules. Once appointed by a Party, such Party shall have no ex parte communication with its appointed arbitrator. The arbitration proceedings shall be conducted in [*].
(c)    Procedures; Awards. Each Party agrees to use reasonable efforts to make all of its current employees available, if reasonably needed, and agrees that the arbitrators may deem any party as “necessary.” The arbitrators shall be instructed and required to render a written, binding, non‑appealable resolution and award on each issue that clearly states the basis upon which such resolution and award is made. The written resolution and award shall be delivered to the Parties as expeditiously as possible, but in no event more than [*] after conclusion of the hearing, unless otherwise agreed by the Parties. Judgment upon such award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such an award and order for enforcement. Each Party agrees that, notwithstanding any provision of applicable law or of this Agreement, it will not request, and the arbitrators shall have no authority to award, punitive or exemplary damages against any Party.
(d)    Costs. The “prevailing” Party, as determined by the arbitrators, shall be entitled to (i) its share of fees and expenses of the arbitrators and (ii) its attorneys’ fees and associated costs and expenses. In determining which Party “prevailed,” the arbitrators shall consider (i) the significance, including the financial impact, of the claims prevailed upon and (ii) the scope of claims prevailed upon, in comparison to the total scope of the claims at issue. If the arbitrators determine that, given the scope of the arbitration, neither Party “prevailed,” the arbitrators shall order that the Parties (i) share equally the fees and expenses of the arbitrators and (ii) bear their own attorneys’ fees and associated costs and expenses.
(e)    Interim Equitable Relief. Notwithstanding anything to the contrary in Section 13.2, in the event that a Party reasonably requires relief on a more expedited basis than would be possible pursuant to the procedure set forth in Article 13, such Party may seek a temporary injunction or other interim equitable relief in a court of competent jurisdiction pending the opportunity of the arbitrators to review the decision under Section 13.2. Such court shall have no jurisdiction or ability to resolve Disputes beyond the specific issue of temporary injunction or other interim equitable relief.
(f)    Protective Orders; Arbitrability. At the request of either Party, the arbitrators shall enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings. The arbitrators shall have the power to decide all questions of arbitrability.
13.3    Subject Matter Exclusions. Notwithstanding the provisions of Section 13.2, any Dispute not resolved internally by the Parties pursuant to Section 13.1 that involves the validity, infringement or enforceability of a Patent included in a license granted in this Agreement (a) that is issued in the United States shall be subject to actions before the United States Patent and Trademark Office and/or submitted exclusively to the federal court located in the jurisdiction of the district where any of the defendants reside; and (b) that is issued in any other country (or region) shall be

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

brought before an appropriate regulatory or administrative body or court in that country (or region), and the Parties hereby consent to the jurisdiction and venue of such courts and bodies
ARTICLE 14
GENERAL PROVISIONS
14.1    Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, earthquakes or other acts of God, or acts, generally applicable action or inaction by any governmental authority (but excluding any government action or inaction that is specific to such Party, its Affiliates or sublicensees, such as revocation or non-renewal of such Party’s license to conduct business), or omissions or delays in acting by the other Party. The affected Party shall notify the other Party in writing of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake and continue diligently all reasonable efforts necessary to cure such force majeure circumstances or to perform its obligations in spite of the ongoing circumstances.
14.2    Rights in Bankruptcy. All rights and licenses granted pursuant to this Agreement are, for purposes of Section 365(n) of Title 11 of the United States Code or any foreign equivalents thereof (as used in this Section 14.2, “Title 11”), licenses of rights to “intellectual property” as defined in Title 11. Each Party in its capacity as a licensor hereunder agrees that, in the event of the commencement of bankruptcy proceedings by or against such bankrupt Party under Title 11, (a) the other Party, in its capacity as a licensee of rights under this Agreement, shall retain and may fully exercise all of such licensed rights under this Agreement (including as provided in this Section 14.2) and all of its rights and elections under Title 11 and (b) the other Party shall be entitled to a complete duplicate of all embodiments of such intellectual property, and such embodiments, if not already in its possession, shall be promptly delivered to the other Party (i) upon any such commencement of a bankruptcy proceeding, unless the bankrupt Party elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i), immediately upon the rejection of this Agreement by or on behalf of the bankrupt Party and (c) all payments under Article 7 will be deemed royalties under Title 11.
14.3    Assignment. This Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may, without consent of the other Party, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate of such Party, or in whole to its successor-in-interest in connection with the sale of all or substantially all of its stock or its assets to which this Agreement relates, or in connection with a merger, acquisition or similar transaction. Any attempted assignment not in accordance with this Section 14.3 shall be null and void and of no legal effect. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement. The terms and conditions of this

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns.
14.4    Change of Control of NewLink or NewLink Parent. NewLink shall notify Genentech in writing promptly of the closing of any Change of Control of NGC or of NLNK (such notice, a “Change of Control Notice”). At Genentech’s election, during the [*] period after Genentech receives a Change of Control Notice, Genentech may, by written notice to NewLink [*], provided that [*]. If Genentech [*], then [*], shall be [*], subject to [*], and any [*], shall [*].
14.5    [*]. NewLink shall notify Genentech in writing [*]. At Genentech’s election, [*], Genentech may, [*]. If Genentech so [*], then [*], and [*].
14.6    Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.
14.7    Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
If to NewLink:
NewLink Global
c/o NewLink Genetics Corporation
2503 South Loop Drive
Suite 5100
Ames, Iowa 50010
Attn:    Chief Financial Officer
Fax:    [*]
with copies to (which shall not constitute notice):
NewLink Genetics Corporation
2503 South Loop Drive
Suite 5100
Ames, Iowa 50010
Attn:    Chief Executive Officer
Fax:    [*]

Cooley LLP
3175 Hanover Street

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

Palo Alto, CA 94304
Attn: Marya A. Postner, Ph.D.
Fax: [*]

If to Genentech:
Genentech, Inc.
1 DNA Way
South San Francisco, CA 94080
Attn:    Corporate Secretary
Fax:    [*]

with a copy to (which shall not constitute notice):
Genentech, Inc.
1 DNA Way
South San Francisco, CA 94080
Attn:    VP, Alliance Management
Fax:    [*]
If to Roche:
F. Hoffmann-La Roche Ltd
c/o Genentech, Inc.
1 DNA Way
South San Francisco, CA 94080
Attn:    Global Head, Alliance Management and Operations
Fax:    [*]

with a copy to (which shall not constitute notice):
F. Hoffmann-La Roche Ltd
Grenzacherstrasse 124
CH-4070 Basel, Switzerland
Attention: Corporate Law
Fax:    [*]

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); (b) on the Business Day after dispatch if sent by nationally-recognized overnight courier; or (c) on the [*] following the date of mailing, if sent by mail.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

14.8    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the patent laws of the United States without reference to any rules of conflict of laws (other than Section 5‑1401 of the New York General Obligations Law which shall apply). The Parties hereby exclude from this Agreement the application of the United Nations Convention on Contracts for the International Sale of Goods.
14.9    Entire Agreement; Amendments. This Agreement, together with the Exhibits hereto, contains the entire understanding of the Parties with respect to the collaboration and the licenses granted hereunder. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the collaboration and the licenses granted hereunder are superseded by the terms of this Agreement. The Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of both Parties hereto. The Parties agree that, effective as of the Execution Date, that certain Non-Disclosure Agreement between GNE and NLNK dated as of [*] (“Confidentiality Agreement”) shall be superseded by this Agreement, and that disclosures made prior to the Execution Date pursuant to the Confidentiality Agreement shall be subject to the confidentiality and non-use provisions of this Agreement. The foregoing shall not be interpreted as a waiver of any remedies available to either Party or its Affiliates as a result of any breach, prior to the Execution Date, by the other Party or its Affiliates of such Party’s or its Affiliate’s obligations pursuant to the Confidentiality Agreement.
14.10    Headings. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.
14.11    Independent Contractors. NewLink and Genentech are independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither NewLink nor Genentech shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.
14.12    Waiver. The waiver by either Party hereto of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise.
14.13    Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Law.
14.14    Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, no ambiguity in this Agreement shall be strictly construed against either Party.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

14.15    Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day then such notice or other action or omission shall be deemed to be required to be taken on the next occurring Business Day.
14.16    Translations. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties. All communications and notices to be made or given pursuant to this Agreement, and any dispute proceeding related to or arising hereunder, shall be in the English language. If there is a discrepancy between any translation of this Agreement and this Agreement, this Agreement shall prevail.
14.17    Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as necessary or appropriate in order to carry out the purposes and intent of this Agreement.
14.18    Counterparts. This Agreement may be executed in two or more counterparts by original signature, facsimile or PDF files, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
14.19    HSR Act.
(a)    Each of Genentech and NewLink shall, within [*] after Execution Date, file with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, any HSR Filing required of it under the HSR Act with respect to the subject matter of this Agreement, which forms shall specifically request early termination of the initial HSR Act waiting period.  The Parties will cooperate with one another to the extent necessary in the preparation of any such HSR Filing.  The Parties hereto commit to instruct their respective counsel to cooperate with each other and use good faith, diligent efforts to facilitate and expedite the identification and resolution of any such issues and, consequently, the expiration of the applicable HSR Act waiting period, such good faith diligent efforts to include counsel’s undertaking:  (i) to keep each other appropriately informed of communications received from and submitted to personnel of the reviewing antitrust authority; and (ii) to confer with each other regarding appropriate contacts with and response to personnel of the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice.  Each Party will be responsible for its own costs, expenses, and filing fees associated with any HSR Filing.  In respect of any HSR Filing, each of Genentech and NewLink will use its good faith, diligent efforts to eliminate any concern on the part of any court or governmental authority regarding the legality of the proposed transaction, including cooperating in good faith with any government investigation and the prompt production of documents, information, and witnesses requested in the course of such of any such investigation, including those contained in a Request for Additional Information and Documentary Materials (as that term is defined in the HSR Act), and to cause the Effective Date of this Agreement to occur as soon as practical, as provided in Section 14.19(b).  Nothing in this Section shall require either Party to consent to the divestiture or other disposition of any of its or its Affiliates’ assets or to consent to any other structural or conduct remedy, and each Party and its Affiliates shall have no obligation to contest, administratively or in court, any ruling, order or other action of the United

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

States Federal Trade Commission and the Antitrust Division of the United States Department of Justice or any Third Party respecting the transactions contemplated by this Agreement.
(b)    Except for the specific provisions expressly identified in Section 14.19(c), this Agreement shall not be effective until such time as the HSR Conditions are met.  Immediately at the time when all the HSR Conditions are met, this Agreement shall be effective automatically in its entirety (such date the “Effective Date”).
(c)    Notwithstanding Section 14.19(b) and anything in this Agreement to the contrary, the following provisions of this Agreement shall be in full force and effect as of the Execution Date:  Sections 14.6, 14.7, 14.8 and 14.18 and Article 1 (Definitions) and Article 9 (Confidentiality; Publication).
(d)    In the event that the Effective Date has not occurred within [*] following the Execution Date, or such date as the Parties may mutually agree, this Agreement may be terminated by either Party on written notice to the other.

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[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1
Confidential         Execution Version

IN WITNESS WHEREOF, each of NewLink Genetics Corporation, NewLink Global, Genentech, Inc. and F. Hoffmann-La Roche Ltd, intending to be bound have caused this Agreement to be executed by their duly authorized representatives as of the Execution Date.

NewLink Genetics Corporation By: __/s/ Chuck Link________ Name: __Chuck Link, M.D._____ Title: ___CEO_______________	Genentech, Inc. By: __/s/ Steve Krognes_________ Name: ___Steve Krognes__________ Title: ______CFO_______________
NewLink Global By: __/s/ Chuck Link__________ Name: __Chuck Link, M.D._______ Title: ____CEO________________
F. Hoffmann-La Roche Ltd
By: __/s/ Stefan Arnold_____________
Name: __Stefan Arnold_____________
Title: __Head Legal Pharma_________
and
By: __/s/ F. Bachler_______________
Name:  Dr. Franziska Bachler________
Title: ___Legal Counsel_____________

SIGNATURE PAGE OF THE LICENSE AND COLLABORATION AGREEMENT
BY AND BETWEEN NEWLINK GENETICS CORPORATION, NEWLINK GLOBAL,
GENENTECH, INC. AND F. HOFFMANN-LA ROCHE LTD.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

LIST OF EXHIBITS

Exhibit A:    Indoximod Compound Structure
Exhibit B:    Draft of Initial Research Plan
Exhibit C:    Initial Development Plan
Exhibit D:    Term Sheet for Co-Promotion Agreement

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

EXHIBIT A
INDOXIMOD COMPOUND STRUCTURE

Formula of Indoximod
1-methyl-D-tryptophan

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

EXHIBIT B
DRAFT OF INITIAL RESEARCH PLAN AS OF THE EFFECTIVE DATE
The initial Research Plan attached hereto is a draft and the Parties will discuss and finalize the initial Research Plan within [*] after the Effective Date.
[*]

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

EXHIBIT C
Initial Development Plan
[*]

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

EXHIBIT D
TERM SHEET FOR CO-PROMOTION AGREEMENT

This Exhibit sets forth material terms and conditions that, together with the terms of Section 6.4 of the Agreement, shall be incorporated into a Co-Promotion Agreement to be negotiated and entered into by the Parties for the Licensed Product and Indication for which NewLink exercises its option to Co-Promote in accordance with Section 6.4 of the Agreement (such Licensed Product and Indication, the “Co-Promotion Product”).

1.	Sales Force
i.Establishment. [*].
ii.Qualifications. [*].
iii.Product-Specific Training. [*].
2.Commercialization Activities. [*].
3.Sales Activity Tracking. [*].
4.Promotional Materials and Standards. [*].
5.Sales Information Integration. [*].
6.Genentech Commercialization Responsibilities. [*]
7.Miscellaneous. The Co-Promotion Agreement shall contain other customary and appropriate provisions, to the extent not already set forth in this Agreement.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.